Securities Act File No. 333-208888

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

☒ Registration Statement Under the Securities Act of 1933
☒	Pre-effective Amendment No. 4
☐	Post-effective Amendment No.

MUSIC OF YOUR LIFE, INC.

(Exact Name of Registrant as Specified in Charter)

3225 McLeod Drive, Suite 100

Las Vegas, Nevada 89121

(Address of Principal Executive Offices)

(800) 351-3021

(Registrant’s Telephone Number, Including Area Code)

Marc Angell, Chief Executive Officer

Music of Your Life, Inc.

3225 McLeod Drive, Suite 100

Las Vegas, Nevada 89121

(Name and Address of Agent for Service)

Copies to:

John D. Thomas, Esq. John D. Thomas, P.C. 11650 South State Street, Suite 240 Draper, UT 84020 Telephone: (801) 816-2536 Facsimile: (801) 816-2599

Approximate Date of Proposed Public Offering: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933, other than securities offered in connection with a dividend reinvestment plan, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer [ ] Accelerated Filer [ ] Non-Accelerated Filer [ ] Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE UNDER THE SECURITIES ACT OF 1933

Title of Securities Being Registered	Amount Being Registered (1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee (2)

Common Stock ($0.0001 par value)	16,500,000	$288,750	$33.55

(1)	Represents the number of shares being registered for resale by the selling stockholder pursuant to an equity purchase agreement (“Purchase Agreement”) that we entered into with Kodiak Capital Group, LLC (“Kodiak Capital”), The purchase price of the shares that may be sold to Kodiak Capital under the Purchase Agreement will be equal to a 30% discount to the closing bid price for the Company’s common stock as reported by Bloomberg Finance, L.P., for the 5 trading days immediately following our request for Kodiak Capital to purchase the shares.
(2)	Calculated pursuant to Rule 457(c) based on the closing price of our common stock as reported on the OTCon December 7, 2015.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, FEBRUARY __, 2016

Up to 16,500,000 Shares of Common Stock

MUSIC OF YOUR LIFE, INC. ________________________________________

This prospectus relates to the resale from time to time, of up to 16,500,000 shares of the common stock of Music of Your Life, Inc. (hereafter, “we” “us” “our”, “MYLI” or the “Company”) by a Kodiak Capital. We are not selling any shares of common stock in this offering. We, therefore, will not receive any proceeds from the sale of the shares by the selling stockholders. We will, however, receive proceeds from the sale of securities pursuant to our exercise of the put right under the Purchase Agreement. Any participating broker-dealers and, if the selling stockholder is an affiliate of any such broker-dealers, are “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any commissions or discounts given to any such broker-dealer or affiliates of a broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. The selling stockholder has informed us that it is not a broker-dealer, is not an affiliate of a broker dealer, and does not have any agreement or understanding, directly or indirectly, with any person to distribute our common stock. Our common stock is traded on the over-the-counter market under the symbol “MYLI”. The closing price for our common stock on December 7, 2015 was $0.025 per share, as reported by the OTCQB.

The shares being registered herein are comprised of 16,500,000 shares of common stock that are issuable pursuant to the Purchase Agreement that we entered into with Kodiak Capital on July 24, 2015. The purchase price of the shares that may be sold to Kodiak Capital under the Purchase Agreement will be equal to a 30% discount to the closing bid price for the Company’s common stock as reported by Bloomberg Finance, L.P., for the 5 trading days immediately following our request for Kodiak Capital to purchase the shares. Because the actual date and price per share for the Company’s put right under the Purchase Agreement is unknown, the actual purchase price for the shares is unknown. Accordingly, we caution readers that, although we are registering 16,500,000 shares, there is no minimum purchase price under the Purchase Agreement (and therefore no maximum amount of our shares that may be issued by the Company pursuant to the Purchase Agreement) and, therefore the number of shares actually issued from the Purchase Agreement may be substantially greater than the number registered. See “Summary of Equity Purchase Agreement” on page 29 for a more complete discussion of the Purchase Agreement and the terms by which we may issue additional shares of our common stock.

Our auditors have expressed substantial doubt as to our ability to continue as a going concern. We expect that we will need approximately $250,000 in capital to continue as a going concern for the next twelve months from the date of this prospectus. We intend to raise capital to fund our operations through sales of multi-media and entertainment related products and services, borrowings, and private placements of our common stock.

An investment in our common stock is subject to many risks and an investment in our shares will also involve a high degree of risk. The shares issuable from the Purchase Agreement will dilute the ownership interest and voting power of existing stockholders. See “Risk Factors” on page 4 to read about factors you should consider before purchasing shares of our common stock.

_______________________________________

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the SEC. The selling stockholder may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is February __, 2016

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You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholder is not offering to sell these securities in any jurisdiction where such offering or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

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FORWARD-LOOKING STATEMENTS AND PROJECTIONS

All statements contained in this prospectus that are not historical facts, including statements regarding anticipated activity, are “forward-looking statements” within the meaning of the federal securities laws, involve a number of risks and uncertainties and are based on our beliefs and assumptions and information currently available to us. In some cases, you can identify forward-looking statements by words such as “may,” “will,” “should,” “expect,” “objective,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “forecast,” “continue,” “strategy,” or “position” or the negative of such terms or other variations of them or by comparable terminology. In particular, statements, express or implied, concerning future actions, conditions or events, future operating results or the ability to generate sales, income or cash flow are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including:

•	The level of competition in the multi-media entertainment business;

•	Our ability to obtain additional capital to finance the expansion of our business, or to extend terms of credit to our customers;

•	Our reliance upon management and particularly Marc Angell, our Chief Executive Officer, to execute our business plan;

•	The willingness and ability of third parties to honor their contractual commitments;

•	The amount of dilution that our shareholders will experience as a result of the Purchase Agreement and the underlying shares that that may be sold from time to time pursuant thereto;

•	The volatility of our common stock price; and

•	The risks, uncertainties and other factors we identify in “Risk Factors” and elsewhere in this prospectus and in our filings with the SEC.

We caution readers not to place undue reliance on any such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, after the date of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights some of the information in this prospectus. It is not complete and may not contain all of the information that you may want to consider. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this prospectus. Except where the context suggests otherwise, the terms “we,” “us,” “our,” “MYLI” and the “Company”refer to Music of Your Life, Inc. We refer in this prospectus to our executive officers and other members of our management team, collectively, as “Management.”

Music of Your Life, Inc. was incorporated on January 30, 2008, in the State of Florida, as ZhongSen International Tea Company, with the principal business objective of providing sales and marketing consulting services to small to medium sized Chinese tea producing companies who wish to export and distribute high quality Chinese tea products worldwide. The Company commenced business activities in August, 2008, when it entered into a related party Sales and Marketing Agreement with Yunnan Zhongsen Group, Ltd. However, due to lack of capital, the Company was unable to implement its business plan fully. On May 31, 2013 (the “Closing Date”), the Company entered into a Merger Agreement (the “Merger Agreement”), pursuant to which Music of Your Life, Inc. (MYL Nevada) merged with a wholly-owned subsidiary of the Company, and the Company began its current operations as a multi-media entertainment company, producing live concerts, television shows and radio programming. The Company changed its name to Music of Your Life, Inc. on July 26, 2013. You can learn more about us at our website at www.musicofyourlife.com. Our website, however, does not constitute a part of this prospectus.

Music of Your Life® is a multi-media entertainment company that currently produces live radio programming 24 hours a day, syndicated to AM, FM and HD radio stations around the country. The network is also heard streaming across the Internet using its registered trademark, iRadio®. Music of Your Life® has been on the air since 1978, making it the longest running syndicated music radio network in the world.

The company has recently co-produced a 60-minute television infomercial and CD box set with Time Life, called “Country Music of Your Life”. The infomercial, featuring entertainers, Crystal Gayle and Charlie Pride is currently broadcasting on television stations across the United States to promote sales of the 10-CD box set. This marks the second such endeavor between Music of Your Life and Time Life.

We are governed by our sole officer and director Marc Angell. Our principal office is located at 3225 McLeod Drive, Suite 100, Las Vegas, Nevada 89121. We have one full time employee and utilize the services of various contract personnel from time to time.

We are filing this prospectus in connection with shares of our common stock that may be offered and sold from time to time by the selling stockholders pursuant to the Purchase Agreement. Kodiak Capital is offering for sale up to 16,500,000 shares of our common stock. Kodiak Capital is not an affiliate of the Company. On July 24, 2015, we entered into the Purchase Agreement with Kodiak Capital, pursuant to which, Kodiak Capital agreed to purchase from us up to $1 million worth of shares of our common stock from time to time as directed by the Company. Additionally, we entered into a Registration Rights Agreements (the “Registration Rights Agreements”) with Kodiak Capital, pursuant to which we have filed with the U.S. Securities and Exchange Commission (the “SEC”) the registration statement that includes this prospectus to register for resale under the Securities Act of 1933, as amended (the “Securities Act”), the shares that may be issued to Kodiak Capital under the Purchase Agreement. In consideration for entering into the Purchase Agreement, we issued to Kodiak Capital a promissory note having a principal amount equal to 5% of the amount committed by it, which is payable July 24, 2016.

Kodiak Capital Group, LLC is considered an underwriter of Music of Your Life, Inc. The term “underwriter” means any person who has purchased from an issuer with a view to, or offers or sells for an issuer in connection with, the distribution of any security, or participates or has a direct or indirect participation in any such undertaking, or participates or has a participation in the direct or indirect underwriting of any such undertaking; but such term shall not include a person whose interest is limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors’ or sellers’ commission. As used in this paragraph the term “issuer”

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shall include, in addition to an issuer, any person directly or indirectly controlling or controlled by the issuer, or any person under direct or indirect common control with the issuer. In other words, an underwriter must make public disclosure similar to disclosure made by an issuer in the event of purchases and sales of securities.

We do not have the right to commence any sales to Kodiak Capital under the Purchase Agreement until the SEC has declared effective the registration statement of which this prospectus forms a part. Thereafter, we may, from time to time and at our sole discretion, direct Kodiak Capital to purchase shares of our common stock, but we would be unable to sell shares to them if such purchase would result in their respective beneficial ownership equaling more than 9.99% of the outstanding common stock. Except as described in this prospectus, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Kodiak Capital. We may at any time in our sole discretion terminate the Purchase Agreement without fee, penalty or cost upon one business day notice.

Issuances of our common stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to Kodiak Capital.

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file quarterly and annual reports, as well as other information with the Securities and Exchange Commission (“SEC”) under File No. 000-54163. Such reports and other information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates, and at various regional and district offices maintained by the SEC throughout the United States. Information about the operation of the SEC’s public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at http://www.sec.gov that contains reports and other information regarding us and other registrants that file electronic reports and information with the SEC.

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SUMMARY OF THE OFFERING

Securities Offered	The selling stockholder is offering up to 16,500,000 shares of our common stock for public and private resale.
Offering Price

The selling stockholder will offer and sell its shares of common stock at a price of $0.0175 per share as quoted on the OTCQB as of December 7, 2015, at other prevailing prices, or at privately negotiated prices.

Shares Outstanding

We are authorized to issue 500,000,000 shares of common stock, par value $0.001 per share. As of the date of this prospectus, we have 85,946,559 shares of common stock issued and outstanding. We entered into the Purchase Agreement with Kodiak Capital pursuant to which Kodiak Capital has agreed to purchase up to $1 million worth of shares of our common stock from time to time. The Purchase Agreement shares are issuable from time to time, as the Company may direct, at a 30% discount to the closing bid price for the Company’s common stock as reported by Bloomberg Finance, L.P., for the 5 trading days immediately following our request for Kodiak Capital to purchase the shares. For purposes of this prospectus, we have assumed a purchase price of $0.0175, which would result in 16,500,000 shares of common stock that would be issued pursuant to the Purchase Agreement to the selling stockholder. However, because the actual date and price per share for the Company’s put right under the Purchase Agreement is unknown, the actual purchase price for the shares is unknown. Accordingly, we caution readers that, although we are registering 16,500,000 shares, there is no minimum purchase price under the Purchase Agreement (and therefore no maximum amount of our shares that may be issued by the Company pursuant to the Purchase Agreement) and, therefore the number of shares actually issued from the Purchase Agreement may be substantially greater than the number registered. (see “Business – Summary of Equity Purchase Agreement” on page 29).

We are also authorized to issue 20,000,000 shares of preferred stock, par value $0.001 per share. 0 shares of our preferred stock are issued and outstanding at this time.

Symbol for Our Common Stock	MYLI.
Use of Proceeds

We are not selling any shares of common stock in this offering. We, therefore, will not receive any proceeds from the sale of the shares by the selling stockholders. We will, however, receive proceeds from the sale of securities pursuant to our exercise of the put right under the Purchase Agreement.

Distribution Arrangements

The selling stockholder may, from time to time, sell any or all of their shares of common stock on the OTCQB or other market or trading platform on which our shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices. We will not be involved in any of the selling efforts of the selling stockholder.

Risk Factors	An investment in our common stock is subject to significant risks that you should carefully consider before investing in our common stock. For a further discussion of these risk factors, please see “Risk Factors” beginning on page 4.
Underwriter

Kodiak Capital Group, LLC is considered an underwriter of Music of Your Life, Inc. An underwriter must make public disclosure similar to disclosure made by an issuer in the event of purchases and sales of securities.

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RISK FACTORS

An investment in our securities involves certain risks relating to our business and operations. You should carefully consider these risks, together with all of the other information included in this prospectus, before you decide whether to purchase shares of our Company. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. If that happens, the trading price of our common stock could decline and you may lose all or part of your investment.

Risks Related to Our Business

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the fiscal years ended May 31, 2015 and 2014 were prepared assuming that we will continue our operations as a going concern. We do not, however, have a history of operating profitably. Consequently, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Our continued operations are highly dependent upon our ability to increase revenues, decrease operating costs, and complete equity and/or debt financings. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. We estimate that we will not be able to continue as a going concern after June 30, 2016 unless we are able to secure capital from one of these sources of financing. If we are unable to secure such financing, we may cease operations and investors in our common stock could lose all of their investment.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, and audit committee oversight. We have not yet adopted any of these corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

As a smaller public company, our costs of complying with SEC reporting rules are disproportionately high relative to other larger companies.

Music of Your Life, Inc. is considered a “reporting issuer” under the Securities Exchange Act of 1934, as amended. Therefore, we incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorney’s fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $200,000 per year. In proportion to our operations, these costs are far more significant than our publicly-traded competitors. Unless we are able to reduce these costs or increase our operating revenues, our costs to remain a reporting issuer will limit our ability to use our cash resources for other more productive uses that could provide returns to our shareholders.

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We are highly dependent upon a few key contracts, the termination of which would have a material adverse effect on our business and financial condition.

Although we intend to grow Music of Your Life, Inc. to become a larger provider of multi-media entertainment related services to a wide variety of corporate and individual clients, at present we have a small customer base and are highly dependent upon a few key clients. We are therefore highly dependent upon these agreements. The termination of any of these agreements would have a material adverse effect on our business and financial condition, and we cannot guarantee that we will be able to replace any such agreements with other paying customers.

We extend credit to some of our customers in connection with their purchase of products and services from us, and our business, financial condition, results of operations and cash flows will be adversely affected if we are unable to collect accounts receivable.

While some of our customers pre-pay for multi-media entertainment products and services that we provide, we extend credit to others. One element of our success in attracting new customers has been due, in part, to our willingness to extend credit on an unsecured basis to purchasers that would otherwise be required to prepay or post letters of credit with other of our competitors. Our exposure to credit losses depends on the financial condition of our customers and other factors beyond our control, such as deteriorating conditions in the world economy, political instability, terrorist activities, military action and natural disasters in our market areas. The unprecedented levels of disruption and volatility in the credit and financial markets over the past several years have increased our possible exposure to customer credit risk because it has made it harder for our customers to access sufficient capital to meet their liquidity needs. This market turmoil coupled with a reduction of business activity generally increases our risks related to our status as an unsecured creditor of these customers. Credit losses, if significant, would have a material adverse effect on our business, financial condition, results of operations and cash flows.

We do not presently have a traditional credit facility with a financial institution. This absence may adversely affect our operations.

To expand our business, we require access to capital and credit. We do not presently have a traditional credit facility with a financial institution. The absence of a traditional credit facility with a financial institution could adversely impact our operations. If we are unable to access lines of credit, we may be unable to provide multi-media and entertainment related products and services to certain customers who would otherwise be willing to enter into purchase contracts with us. The loss of potential and existing customers because of an inability to finance the purchase of products and services would have a material adverse effect on our financial condition and results of operations.

Economic, political and other risks associated with international sales and operations could adversely affect our business and future operating results.

Because we offer products and services in the United States as well as internationally, our business is subject to risks associated with doing business internationally. Our business and future operating results could be harmed by a variety of factors, including:

•	trade protection measures and import or export licensing requirements, which could increase our costs of doing business internationally;

•	the costs of hiring and retaining senior management or entering into joint ventures for overseas operations;

•	unexpected changes in regulatory requirements, which may be costly and require significant time to implement;

•	laws restricting us from repatriating profits earned from our activities within foreign countries, including the payment of distributions;
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•	governmental actions that may result in the deprivation of our contractual rights or the inability to obtain or retain authorizations required to conduct our business;

•	political risks specific to foreign jurisdictions; and

•	terrorism, war, civil unrest and natural disasters.

In particular, we are looking to expand into smaller emerging markets, which have been plagued by corruption and uncertain regulatory environments, both of which could have a negative impact on our operations there.

Non-performance of suppliers on their sale commitments and customers on their purchase commitments could disrupt our business.

We enter into sale and Purchase Agreement with customers and suppliers for products and services at fixed prices. To the extent either a customer or supplier fails to perform on their commitment, we may be required to sell or purchase other available products and services at prevailing market prices, which could be significantly different than the fixed price within the sale and Purchase Agreement and therefore significant differences in these prices could cause losses that would have a material adverse effect on our business, financial condition, results of operations and cash flows.

If we are unable to retain our sales staff, our business and results of operations could be harmed.

Our ability to compete with other multi-media entertainment companies and develop our business is largely dependent on the services of Marc Angell, our Chief Executive Officer, and certain other third party consultants and suppliers which assist him in securing sales of certain products and services. If we are unable to retain Mr. Angell’s services and to attract other qualified senior management and key personnel on terms satisfactory to us, our business will be adversely affected. We do not have key man life insurance covering the life of Mr. Angell and, even if we are able to afford such a key man policy, our coverage levels may not be sufficient to offset any losses we may suffer as a result of Mr. Angell’s death, disability, or other inability to perform services for us.

We may acquire businesses and enter into joint ventures that will expose us to increased operating risks.

As part of our growth strategy, we intend to acquire other multi-media entertainment companies and other related service businesses. We cannot provide any assurance that we will find attractive acquisition candidates in the future, that we will be able to acquire such candidates on economically acceptable terms or that we will be able to finance acquisitions on economically acceptable terms. Even if we are able to acquire new businesses in the future, they could result in the incurrence of substantial additional indebtedness and other expenses or potentially dilutive issuances of equity securities and may affect the market price of our common stock or restrict our operations. We have also entered into joint venture arrangements intended to complement or expand our business and will likely continue to do so in the future. These joint ventures are subject to substantial risks and liabilities associated with their operations, as well as the risk that our relationships with our joint venture partners do not succeed in the manner that we anticipate.

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Our international operations require us to comply with U.S. anti-corruption laws which may cause us to lose valuable contracts.

Doing business internationally requires us to comply with the laws and regulations of the U.S. government and various international jurisdictions. These regulations can place restrictions on our operations, trade practices and partners and investment decisions. In particular, our international operations are subject to U.S. and foreign anti-corruption laws and regulations, such as the Foreign Corrupt Practices Act ("FCPA"). The FCPA prohibits us from providing anything of value to foreign officials for the purposes of influencing official decisions or obtaining or retaining business. As part of our business, we deal with state-owned business enterprises, the employees of which are considered foreign officials for purposes of the FCPA. In addition, some of the international locations in which we operate or seek to operate lack a developed legal system and have higher than normal levels of corruption. Violations of the FCPA are punishable by civil penalties, including fines, denial of export privileges, injunctions, asset seizures, debarment from government contracts and revocations or restrictions of licenses, as well as criminal fines and imprisonment. Our competitors who are not subject to the FCPA may have greater latitude in securing key contracts with foreign airlines and commercial aircraft owners, and we may therefore fail to compete effectively in such jurisdictions.

We face intense competition and, if we are not able to effectively compete in our markets, our revenues may decrease.

Competitive pressures in our markets could adversely affect our competitive position, leading to a possible loss of customers or a decrease in sales, either of which could result in decreased revenues and profits. Our competitors are numerous, ranging from large multinational corporations, which have significantly greater capital resources than us, to relatively small and specialized firms. Our business could be adversely affected because of increased competition from these companies, who may choose to increase their direct marketing or provide less advantageous price and credit terms to us than to our competitors.

Current and future litigation could adversely affect us.

Though we are currently not involved in any legal proceedings, from time to time we are involved in legal proceedings in our ordinary course of business. Lawsuits and other legal proceedings can involve substantial costs, including the costs associated with investigation, litigation and possible settlement, judgment, penalty or fine. As a smaller company, the collective costs of litigation proceedings can represent a drain on our cash resources, as well as an inordinate amount of our Management’s time and addition. Moreover, an adverse ruling in respect of certain litigation could have a material adverse effect on our results of operation and financial condition.

We have limited the liability of our board of directors and management.

We have adopted provisions in our Articles of Incorporation which limit the liability of our directors and officers and have also adopted provisions in our bylaws which provide for indemnification by the Company of our officers and directors to the fullest extent permitted by Florida corporate law. Our articles of incorporation generally provides that our directors shall have no personal liability to the Company or its stockholders for monetary damages for breaches of their fiduciary duties as directors, except for breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. Such provisions substantially limit our shareholders’ ability to hold directors liable for breaches of fiduciary duty.

In addition to provisions in our Articles of Incorporation and Bylaws, we have also entered into indemnification agreements with our directors and officers that provide a right of indemnification to the fullest extent permissible under Florida law. These charter, Bylaw, and contractual provisions may limit our shareholders’ ability to hold our directors and officers accountable for breaches of their duties, or otherwise discourage shareholders from enforcing their rights, either directly or derivatively, against our directors or officers.

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Risks Relating To This Offering and Our Common Stock

If the selling shareholder sells a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholder is offering up to 16,500,000 shares of our common stock through this prospectus. Should the selling stockholder decide to sell our shares at a price below the current market price at which they are quoted, such sales will cause that market price to decline. Moreover, we believe that the offer or sale of a large number of shares at any price may cause the market price to fall. A steep decline in the price of our common stock would adversely affect our ability to raise additional equity capital, and even if we were successful in raising such capital, the terms of such raise may be substantially dilutive to current shareholders.

The sale of our common stock to Kodiak Capital may cause dilution, and the sale of the shares of common stock acquired by Kodiak Capital, or the perception that such sales may occur, could cause the price of our common stock to fall.

On July 24, 2015, we entered into the Purchase Agreement with Kodiak Capital. Pursuant to the Purchase Agreement, Kodiak Capital has committed to purchase up to $1 million of our common stock. The shares that may be sold pursuant to the Purchase Agreement in the future may be sold by us to Kodiak Capital at our discretion from time to time, commencing after the SEC has declared effective the registration statement that includes this prospectus. The per share purchase price for the shares that we may sell to the Kodiak Capital under the Purchase Agreement will fluctuate based on the price of our common stock, and will be equal to a 30% discount to the closing bid price for the Company’s common stock as reported by Bloomberg Finance, L.P., for the 5 trading days immediately following our request for Kodiak Capital to purchase the shares. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall.

Kodiak Capital Group, LLC is considered an underwriter of Music of Your Life, Inc. An underwriter must make public disclosure similar to disclosure made by an issuer in the event of purchases and sales of securities.

Kodiak Capital will pay less than the then-prevailing market price for our common stock.

The common stock to be issued to the Kodiak Capital pursuant to the Purchase Agreement will be purchased at 30% discount to the closing bid price for the Company’s common stock as reported by Bloomberg Finance, L.P., for the 5 trading days immediately following our request for Kodiak Capital to purchase the shares. Kodiak Capital has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Kodiak Capital sells the shares, the price of our common stock could decrease. If our stock price decreases, Kodiak Capital may have a further incentive to sell the shares of our common stock that they hold. These sales may have a further impact on our stock price.

The Company’s put right may convert into a greater number of shares than we have assumed in this prospectus.

The Purchase Agreement we entered into requires us to register up to 16,500,000 shares of our common stock for resale by the selling stockholder, but the actual number of shares we may end up issuing to the selling stockholder may be substantially higher. The purchase price represents a 30% discount to the closing bid price for the Company’s common stock as reported by Bloomberg Finance, L.P., for the 5 trading days immediately following our request for Kodiak Capital to purchase the shares. For purposes of this prospectus, we have assumed a purchase price of $0.0175. However, since there is no minimum purchase price and, consequently, even though this prospectus covers only 16,500,000 shares, we may be required to issue a much larger number of shares of our common stock if the trading price were to decrease substantially. In such a circumstance, our existing shareholders could suffer substantial dilution and we cannot guarantee that investors would not lose their entire investment.

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The market price of our common stock may fluctuate significantly.

The market price and marketability of shares of our common stock may be affected significantly by numerous factors, including some over which we have no control and which may not be directly related to us. These factors include the following:

•	The lack of trading volume in our shares;

•	Price and volume fluctuations in the stock market from time to time, which often are unrelated to our operating performance;

•	Variations in our operating results;

•	Any shortfall in revenue or any increase in losses from expected levels;

•	Announcements of new initiatives, joint ventures, or commercial arrangements; and

•	General economic trends and other external factors.

•	If the trading price of our common stock falls significantly following completion of this offering, this may cause some of our shareholders to sell our shares, which would further adversely affect the trading market for, and liquidity of, our common stock. If we seek to raise capital through future equity financings, this volatility may adversely affect our ability to raise such equity capital

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. A penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We have never paid a dividend and we intend to retain any future earnings to finance the development and expansion of our business. Consequently, we do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. We cannot assure you that stockholders will be able to sell shares when desired.

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PLAN OF DISTRIBUTION

As of the date of this prospectus, our shares of common stock are quoted on the OTCQB. The selling stockholder may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices.

Based upon the terms of the Purchase Agreement as described on page 29 of this prospectus under “Summary of Equity Purchase Agreement”, the following table illustrates the number and percentage of shares of our common stock held by the selling stockholder upon issuance of the shares that are covered by this prospectus:

Conversion at Assumed Price(1)
Principal Amount	Number of Shares Received(2)	Pct. of Total Outstanding Shares(3)	Pct. of Outstanding Shares Held by Non-Affiliates(4)

$1,000,000	16,500,000	15.21%	23.80%

$1,000,000	16,500,000	15.21%	23.80%

(1)	The terms of the Purchase Agreement provide for purchase at 30% discount to the closing bid price for the Company’s common stock as reported by Bloomberg Finance, L.P., for the 5 trading days immediately following our request for Kodiak Capital to purchase the shares. For purposes of this prospectus, we have assumed a 30% discount to $0.025, which is the lowest closing bid price for the Common Stock as reported by Bloomberg, LP for the thirty (30) trading days ended December 7, 2015.

(2)	Because the actual date and price per share for the Company’s put right under the Purchase Agreement is unknown, the actual purchase price is undetermined. Consequently, the number of shares actually issued from the Purchase Agreement may be substantially greater than the number being registered.

(3)	Based on 91,946,559 shares of our common stock issued and outstanding as of December 7, 2015, and assuming the issuance of 16,500,000 new shares of common stock to the selling stockholder.

(4)	Based on 85,946,559 shares of our common stock issued and outstanding as of December 7, 2015, and assuming the issuance of 16,500,000 new shares of common stock to the selling stockholder, but excluding shares held by executive officers, directors, and beneficial holders of more than 10% of our common stock equaling 39,112,488 shares.

The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that this registration statement is declared effective by the SEC;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
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•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholder and any broker-dealers or agents that are involved in selling the shares are “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We have advised the selling stockholder that it may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement shall have been declared effective by the SEC. If a selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholder will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to the selling stockholder in connection with resales of its shares under this registration statement.

Penny Stock Rules

The SEC has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stocks under the Exchange Act. The shares may remain penny stocks for the foreseeable future. The classification of our shares as penny stocks makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in Music of Your Life, Inc. will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document approved by the SEC, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the SEC shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

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In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M of the Securities Exchange Act of 1934. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling stockholder that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling stockholder of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds upon the sale of shares by the selling stockholders in this offering. However, we may receive gross proceeds of up to $1 million under the Purchase Agreement with the Kodiak Capital, assuming that we sell the full amount of our common stock that we have the right, but not the obligation, to sell to Kodiak Capital under those agreements. See “Plan of Distribution” elsewhere in this prospectus for more information.

We currently expect to use the net proceeds from the sale of shares to Kodiak Capital under the Purchase Agreement to further develop out internet radio service and for other general corporate purposes. We will have broad discretion in determining how we will allocate the proceeds from any sales to Kodiak Capital.

Even if we sell $1 million worth of shares of our common stock to Kodiak Capital pursuant to the Purchase Agreement, we will need to obtain additional financing in the future in order to fully fund all of our planned product and service-related research and development activities. Furthermore, it is likely that we will need to do further registration statements to fill the Kodiak Capital Purchase Agreement. We may seek additional capital in the private and/or public equity markets, pursue government contracts and grants as well as business development activities to continue our operations, respond to competitive pressures, develop new products and services, and to support new strategic partnerships. We are evaluating additional equity financing opportunities on an ongoing basis and may execute them when appropriate. However, there can be no assurances that we can consummate such a transaction, or consummate a transaction at favorable pricing.

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DETERMINATION OF THE OFFERING PRICE

The selling stockholder will determine at what price it may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices.

selling stockholders

The following table sets forth the shares beneficially owned, as of December 7, 2015, by the selling stockholder prior to the offering contemplated by this prospectus, the number of shares the selling stockholder is offering by this prospectus and the number of shares it would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with rules of attribution as promulgated by the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 91,946,559 shares of our common stock issued and outstanding as of December 7, 2015. The selling stockholder does not hold any options, warrants or other securities exercisable for or convertible into shares of our common stock. ..

Selling stockholders	Shares Beneficially Owned Before this Offering(1)	Percentage of Outstanding Shares Beneficially Owned Before this Offering	Shares to be Sold in this Offering(2)	Number Of Shares Beneficially Owned After this Offering(3)	Percentage of Outstanding Shares Beneficially Owned After this Offering
Kodiak Capital Group, LLC (2)	—	*	16,500,000	—	*

*	Less than 1%

____________________

(1)	Based on 91,946,559 outstanding shares of our common stock as of December 7, 2015. Although we may at our discretion elect to issue to the selling stockholder up to $1 million of our common stock under the Purchase Agreement, such shares are not included in determining the percentage of shares beneficially owned before this offering.

(2)	Assumes a purchase price of $0.0175, which price represents a 30% discount to the closing bid price for the Company’s common stock as reported by Bloomberg Finance, L.P., for the 5 trading days ended December 7, 2015. Because the actual date and price per share for the Company’s put right under the Purchase Agreement is unknown, the actual purchase price for the shares is unknown. Accordingly, the actual shares issuable pursuant to the Purchase Agreement may be more or less than the amount of shares being registered herein.

(3)	Includes: (i) shares of common stock held by the selling stockholder that are issued and outstanding,(ii) shares of common stock issuable pursuant to the Purchase Agreement that are being registered hereunder

.

(4)	A Delaware limited liability company owned and controlled by Ryan C. Hodson. Kodiak Capital Group, LLC is not a broker-dealer or affiliate of a broker dealer.

Except for the Purchase Agreement and other documents ancillary thereto, and the shares as described in this prospectus, there is no prior or existing material relationship between us or any of our directors, executive officers, or control persons and the selling stockholder.

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MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Our common stock is listed on the OTCQB under the symbol “MYLI”. We had approximately 2,291 registered holders of our common stock as of December 7, 2015. Registered holders do not include those stockholders whose stock has been issued in street name. The last reported price for our common stock on December 7, 2015 was $0.04 per share.

The following table reflects the high and low closing sales prices per share of our common stock during each calendar quarter as reported on the OTCQB, during the two fiscal years ended May 31, 2015, and the six months ended November 30, 2015:

	Price Range(1)
	High	Low
Fiscal 2016
Second quarter	$0.10	$0.013
First quarter	$0.065	$0.02

Fiscal 2015
Fourth quarter	$0.17	$0.061
Third quarter	$0.23	$0.035
Second quarter	$0.23	$0.06
First quarter	$0.23	$0.06

Fiscal 2014
Fourth quarter	$0.30	$0.10
Third quarter	$0.30	$0.11
Second quarter	$0.30	$0.11
First quarter	$0.0001	$0.0001

____________________

(1)	The above quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions.

Dividends and Distributions

We have not paid any cash dividends on our common stock since inception and do not anticipate paying cash dividends in the foreseeable future. We expect that that any future earnings will be retained for use in developing and/or expanding our business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

This report contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are likely to differ materially from those anticipated in these forward-looking statements for many reasons.

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Overview

We are a multi-media entertainment company which currently produces live radio programming 24 hours a day, syndicated to radio stations around the country. The network is also heard streaming across the Internet using the Registered Trademark, iRadio®. Music of Your Life® has been on the air since 1978, making it the longest running syndicated music radio network in the world. Our principal sources of revenues result from selling advertising on the Company’s terrestrial and Internet radio network. Expenses which comprise the costs of goods sold include licensing agreements, and royalties, as well as operational and staffing costs related to the management of the Company’s syndicated network. General and administrative expenses have been comprised of administrative wages and benefits; occupancy and office expenses; outside legal, accounting and other professional fees; travel and other miscellaneous office and administrative expenses. Selling and marketing expenses include selling/marketing wages and benefits, advertising and promotional expenses, as well as travel and other miscellaneous related expenses.

Because we have incurred losses, income tax expenses are immaterial. No tax benefits have been booked related to operating loss carry-forwards, given our uncertainty of being able to utilize such loss carry-forwards in future years. We anticipate incurring additional losses during the coming year.

Results of Operations

Following is management’s discussion of the relevant items affecting results of operations for the years ended May 31, 2015 and 2014 and the six months ended November 30, 2015 and 2014.

Revenues

Fiscal year ended May 31, 2015 and 2014. The Company generated net revenues of $4,983 during the year ended May 31, 2015 as compared to $1,740 for the year ended May 31, 2014. Revenues were generated from spot sales, digital sales and subscription based sales from the live radio programming through radio stations around the country.

Six months ended November 30, 2015 and 2014. The Company generated net revenues of $1,081 during the three months ended November 30, 2015 compared to $48 for the three months ended November 30, 2014. The Company generated net revenues of $3,799 during the six months ended November 30, 2015 compared to $1,966 for the six months ended November 30, 2014. Revenues were generated from spot sales, digital sales and subscription based sales from the live radio programming through radio stations around the country.

Cost of Sales

Fiscal year ended May 31, 2015 and 2014. Our cost of sales was $-0- for both years ended May 31, 2015 and 2014. Our cost of sales in the future will consist principally of licensing costs and royalties associated with our syndicated radio network, other related services provided directly or outsourced through our affiliates, as well as operational and staffing costs with respect thereto.

Six months ended November 30, 2015 and 2014. Our cost of sales for the three and six months ended November 30, 2015 and 2014 was $-0-. Our cost of sales in the future will consist principally of licensing costs and royalties associated with our syndicated radio network, other related services provided directly or outsourced through our affiliates, as well as operational and staffing costs with respect thereto.

Salaries and Consulting Expenses

Fiscal year ended May 31, 2015 and 2014. Salaries and consulting expenses for the year ended May 31, 2015 were $143,000 as compared to $310,000 for the year ended May 31, 2014. During the year ended May 31, 2014, we issued 620,000 shares of common stock to consultants during the period which resulted in $155,000 recorded as consulting expenses. We expect that salaries and consulting expenses, that are cash-based instead of share-based, will increase as we add personnel to build our multi-media entertainment business.

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Six months ended November 30, 2015 and 2014. Salaries and consulting fees for the three months ended November 30, 2015 were $52,000 compared to $35,500 for the three months ended November 30, 2014. Salaries and consulting fees for the six months ended November 30, 2015 were $91,500 compared to $72,000 for the six months ended November 30, 2014. This expense category included stock-based compensation to consultants of $33,000 and $-0- for 2015 and 2014, respectively, and included chief executive officer accrued compensation of $-0- and $60,000 for 2015 and 2014, respectively. We expect that salaries and consulting expenses, that are cash instead of share-based, will increase as we add personnel to build our multi-media entertainment business.

Professional Fees

Fiscal year ended May 31, 2015 and 2014. Professional fees for the year ended May 31, 2015 were $49,074 as compared to $178,366 for the year ended May 31, 2014. During the year ended May 31, 2014, we issued 600,000 shares of common stock to professionals during the period which resulted in $150,000 recorded as professional fees. We anticipate that professional fees will increase in future periods as we scale up our operations.

Six months ended November 30, 2015 and 2014. Professional fees for the three months ended November 30, 2015 were $34,288 compared to $17,677 for the three months ended November 30, 2014. Professional fees for the six months ended November 30, 2015 were $48,570 compared to $26,058 for the six months ended November 30, 2014. We anticipate that professional fees will increase in future periods as we scale up our operations.

Selling, General and Administrative Expenses

Fiscal year ended May 31, 2015 and 2014. Selling, general and administrative expenses were $106,005 for the year ended May 31, 2015 as compared to $100,767 for the year ended May 31, 2014. We anticipate that SG&A expenses will increase commensurate with an increase in our operations.

Six months ended November 30, 2015 and 2014. Selling, general and administrative expenses were $39,712 for the three months ended November 30, 2015 compared to $26,838 for the three months ended November 30, 2014. Selling, general and administrative expenses were $82,508 for the six months ended November 30, 2015 compared to $45,103 for the six months ended November 30, 2014. We anticipate that SG&A expenses will increase commensurate with an increase in our operations.

Other Income (Expense)

Fiscal year ended May 31, 2015 and 2014. The Company had net other expense of $74,941 for the year ended May 31, 2015 as compared to $56,370 for the year ended May 31, 2014. Other expenses were comprised mainly of interest expenses related to notes payable. For the year ended May 31, 2015 the company incurred $105,376 in interest expense which was offset by a gain on the change in the fair value of derivative liability of $30,435. For the year ended May 31, 2014, the company incurred interest expense of $56,370.

Six months ended November 30, 2015 and 2014. The Company had net other expense of $488,428 for the three months ended November 30, 2015 compared to net other expenses of $39,815 for the three months ended November 30, 2014.The Company had net other expense of $579,286 for the six months ended November 30, 2015 compared to net other expenses of $93,191 for the six months ended November 30, 2014. During the six months ended November 30, 2015, other expenses incurred were comprised of interest expenses related to notes payable in the amount of $309,028, which included the amortization of debt discounts. During the six months ended November 30, 2015, the Company also recorded a loss on the change in fair value of derivative liability in the amount of $220,258.

Liquidity and Capital Resources

As of November 30, 2015, our primary source of liquidity consisted of $31,095 in cash and cash equivalents. We hold most of our cash reserves in local checking accounts with local financial institutions. Since inception, we have financed our operations through a combination of short and long-term loans, and through the private placement of our common stock.

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We have sustained significant net losses which have resulted in negative working capital and an accumulated deficit at November 30, 2015 of $1,051,843 and $1,943,639, respectively, which raises doubt about our ability to continue as a going concern. We generated a net loss for the six months ended November 30, 2015 of $798,065. Without additional revenues, working capital loans, or equity investment, there is substantial doubt as to our ability to continue operations.

We believe these conditions have resulted from the inherent risks associated with small public companies. Such risks include, but are not limited to, the ability to (i) generate revenues and sales of our products and services at levels sufficient to cover our costs and provide a return for investors, (ii) attract additional capital in order to finance growth, and (iii) successfully compete with other comparable companies having financial, production and marketing resources significantly greater than those of the Company.

We believe that our capital resources are insufficient for ongoing operations, with minimal current cash reserves, particularly given the resources necessary to expand our multi-media entertainment business. We will likely require considerable amounts of financing to make any significant advancement in our business strategy. Other than the agreement discussed below, there is presently no agreement in place that will guarantee financing for our Company, and we cannot assure you that we will be able to raise any additional funds, or that such funds will be available on acceptable terms. Funds raised through future equity financing will likely be substantially dilutive to current shareholders. Lack of additional funds will materially affect our Company and our business, and may cause us to substantially curtail or even cease operations. Consequently, you could incur a loss of your entire investment in the Company.

On July 24, 2015, the Company entered into an Equity Purchase Agreement by and among the Company, and Kodiak Capital Group, LLC, a Delaware corporation ("Kodiak"), pursuant to which Kodiak has agreed to purchase up to one million dollars (1,000,000) of the Company's common stock to be sold at a thirty percent (30%) discount to market (the "Shares"). Furthermore, the Shares must be registered with the SEC in a current registration statement and Kodiak shall only be required to purchase up to 9.9% of the issued and outstanding shares of common stock of the Company. The registration rights of Kodiak are outlined in the Registration Rights Agreement which details the obligations of the Company.

The Company issued a non-interest bearing Promissory Note (February 1, 2016 maturity date) to Kodiak with a $50,000 face value for services rendered. Services provided included the introduction of the Company to short-term lenders. This was a separate transaction from the Equity Purchase Agreement referenced in this Registration Statement. The Promissory Note is not convertible into shares of the Company.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses, and related disclosure of contingent assets and liabilities. We evaluate these estimates and judgments on an on-going basis.

MANAGEMENT’S PLAN TO CONTINUE AS A GOING CONCERN

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plans to obtain such resources for the Company include (1) obtaining capital from the sale of its securities, and (2) short-term borrowings from shareholders or related party when needed. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

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The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations.

Our independent registered public accounting firm’s report contains an explanatory paragraph which has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Forward-Looking Statements

This report contains or incorporates by reference forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 concerning our future business plans and strategies, the receipt of working capital, future revenues and other statements that are not historical in nature. In this report, forward-looking statements are often identified by the words “anticipate,” “plan,” “believe,” “expect,” “estimate,” and the like. These forward-looking statements reflect our current beliefs, expectations and opinions with respect to future events, and involve future risks and uncertainties which could cause actual results to differ materially from those expressed or implied.

Other uncertainties that could affect the accuracy of forward-looking statements include:

•	the worldwide economic situation;

•	any changes in interest rates or inflation;

•	the willingness and ability of third parties to honor their contractual commitments;

•	our ability to raise additional capital, as it may be affected by current conditions in the stock market and competition for risk capital;

•	our capital expenditures, as they may be affected by delays or cost overruns;

•	environmental and other regulations, as the same presently exist or may later be amended;

•	our ability to identify, finance and integrate any future acquisitions; and

•	the volatility of our common stock price.

This list is not exhaustive of the factors that may affect any of our forward-looking statements. You should read this report completely and with the understanding that our actual future results may be materially different from what we expect. These forward-looking statements represent our beliefs, expectations and opinions only as of the date of this report. We do not intend to update these forward looking statements except as required by law. We qualify all of our forward-looking statements by these cautionary statements.

Subsequent Events

On November 4, 2015, the Company agreed to issue 500,000 shares of common stock to an accredited investor in consideration of the investor making a $25,000 loan to the Company.

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BUSINESS

Our Company

Music of Your Life, Inc. (hereafter, “we”, ”our”, ”us”, “MYL”, or the ”Company”) was incorporated on January 30, 2008, in the State of Florida, as ZhongSen International Tea Company, with the principal business objective of providing sales and marketing consulting services to small to medium sized Chinese tea producing companies who wish to export and distribute high quality Chinese tea products worldwide. The Company commenced business activities in August, 2008, when it entered into a related party Sales and Marketing Agreement with Yunnan Zhongsen Group, Ltd. However, due to lack of capital, the Company was unable to implement its business plan fully. On May 31, 2013 (the “Closing Date”), the Company entered into a Merger Agreement (the “Merger Agreement”), pursuant to which Music of Your Life, Inc. (MYL Nevada) merged with a wholly-owned subsidiary of the Company, and the Company began its current operations as a multi-media entertainment company, producing live concerts, television shows and radio programming. The Company changed its name to Music of Your Life, Inc. effective July 26, 2013. You can learn more about us at our website at www.musicofyourlife.com. Our website, however, does not constitute a part of this prospectus.

Operational Overview

Music of Your Life® is a multi-media entertainment company that currently produces live radio programming 24 hours a day, syndicated to AM, FM and HD radio stations around the country. The network is also heard streaming across the Internet using its registered trademark, iRadio®. Music of Your Life® has been on the air since 1978, making it the longest running syndicated music radio network in the world.

The company has recently co-produced a 60-minute television infomercial and CD box set with Time Life, called “Country Music of Your Life”. The infomercial, featuring entertainers, Crystal Gayle and Charlie Pride is currently broadcasting on television stations across the United States to promote sales of the 10-CD box set. This marks the second such endeavor between Music of Your Life and Time Life.

Market

The Terrestrial and Internet Radio Broadcast Industry

Revenues in the radio broadcasting industry are primarily generated by: (1) spot sales (commercials); (2) digital sales for on-line streaming; and (3) subscription based sales. According to the Radio Advertising Bureau, spot revenue was down 3% in 2014 to $13.6 billion; digital revenue was up 9% to $973 million compared to 2013. According to RIAA, subscription based revenue from Internet streaming rose to $860 million in 2014, a 28% year-over-year increase.

While we expect to see a continual decline in terrestrial radio spot sales in the coming years, we see streaming and digital revenue continue to make huge gains. This is due in part to the decrease in cost for mobile data, and for the increase in technology improvements to the in-dash or Internet vehicle radio, and mobile devices.

Our Business Strategy

Music of Your Life® has several projects underway:

•	The Company acquired the iRadio trademarks and intellectual property through a merger with its subsidiary on May 20, 2014. The business purpose of this transaction was to enable the Company to claim a stake in the growing Internet radio category. As the Company’s core business of providing syndicated programming to AM and FM radio stations across the country continues to decline, in both the number of radio stations using the service, and the rates that can be charged for commercials, we decided to make a change in focus, to Internet streaming services. This will allow the Company to participate in the growing revenue in the digital ad landscape, and in the subscription based Internet streaming model.
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•	The Company is now expanding its current single-channel network into a multi-channel, multi-genre offering, from Country to Rock, Pop, Jazz and more, all presented under the iRadio® brand.

•	A new interactive, format-adaptive player is in development to deliver the iRadio® channels to desktops, mobile devices and the new in-dash car radios. The updated iRadio® player will include a sponsor driven revenue model, as well as a commercial-free subscription based model.

•	Music of Your Life has partnered with Time Life for a new 10-CD box set called, “Country Music of Your Life”. The infomercial starring Crystal Gayle and Charlie Pride is now airing on nationwide television. The previous Time Life / Music of Your Life box set sold more than 1-million CD’s.

•	The Company is also negotiating additional licensing opportunities for its family of iRadio® and Music of Your Life® trademarks for both hardware and software products.

•	The Company is now in the early stages of development of the Music of Your Life television network by seeking rights to several concert style television shows for broadcast on the network. This will also include a Music of Your Life TV Special in 2017, commemorating the Company’s 40th anniversary of broadcasting.

Objectives

Music of Your Life’s main objective is to reach the consumer with quality content, in the vehicle and on mobile devices with its current Adult Standards format, as well as introducing new channels featuring a multitude of genres, including Country, Rock, Top-40, Jazz, etc. To do this, the Company is developing a new website, and mobile device app to compete in the subscription based interactive radio platform. To distinguish itself from other services, Music of Your Life will expand its list of celebrity on-air personalities to host much of this expanded programming.

Another Company key objective is to partner, merge, acquire and/or license the rights to third party companies with their own quality audio and video content, and brands, to enhance the Music of Your Life® and iRadio® initiatives. Some of these may be developed as wholly owned or through licensing agreements.

Market Advantage

Music of Your Life® can be heard on AM, FM, and HD radio stations across the U.S., including 5 of the top 10 markets using its iRadio® syndicated broadcasting network, and to more than 90 countries worldwide over the Internet. This well-established listener base gives the company a strong market advantage over the typical Internet radio service.

Another one of the Company’s key marketing advantages comes from its theory that the listener appreciates an interactive experience to radio with disk jockeys, or show hosts. To that advantage, Music of Your Life has been the voice of many celebrities over the years hosting their own radio shows. This, “Stars Play the Stars” marketing approach has proven to be an advantage for the Company’s 45-up demographic that is less interested in an on-line jukebox, such as Pandora, and more interested in a traditional, interactive radio experience.

Competition

The entertainment industry is highly competitive, and we have limited financial and personnel resources with which to compete. We expect to be at a disadvantage when competing with many firms that have substantially greater financial and management resources and capabilities. We believe a high degree of competition in this industry will continue for the foreseeable future.

We believe that we can distinguish the Company from our competition by providing high quality entertainment, and products, with competitive pricing, and compelling branding.

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Employees

As of December 8, 2015, we currently have one full-time employee, Marc Angell our CEO. We currently have seven part-time and full-time independent contractors working with the management of the Company. Additionally, we are planning to hire other employees and contractors. Certain other executive positions have been identified, and we intend to fill these positions. Additional other support staff and other personnel will be hired when there is adequate capital available to do so.

We have undertaken preliminary investigations concerning candidates for the above positions and do not currently anticipate difficulty in filling such positions with qualified persons, however we cannot assure you that we will in fact be able to hire qualified persons for such positions when needed. Additional positions to be filled may be identified from time to time by the Company. We expect to be able to attract and retain such additional employees as are necessary, commensurate with the anticipated future expansion of our business. Further, we expect to continue to use consultants, contract labor, attorneys and accountants as necessary.

The loss of our CEO Marc Angell would likely have a material adverse effect on the Company. We intend to reduce this risk by obtaining key-man insurance after the Offering, in the event that affordable insurance coverage may be obtained. We cannot assure you that the Company will be able to obtain such insurance or that the Company will be successful in recruiting needed personnel.

Properties

Our principal executive offices are located at 3225 McLeod Drive, Suite 100, Las Vegas, Nevada 89121. We believe that our office facilities are suitable and adequate for our operations as currently conducted and contemplated.

Legal Proceedings

The Company currently has no litigation pending, threatened or contemplated, or unsatisfied judgments

From time to time, we may be a party to legal proceedings incidental to the normal course of our business including the enforcement of our rights under contracts with purchasers and suppliers.

Summary of Equity Purchase Agreement

Terms of the Purchase Agreement. On July 24, 2015 (the “Closing Date”), Music of Your Life, Inc. (the “Company”) entered into an Equity Purchase Agreement (the “EPA”) by and among the Company, and Kodiak Capital Group, LLC, a Delaware limited liability company ("Kodiak"), pursuant to which Kodiak has agreed to purchase up to one million dollars ($1,000,000) of the Company's common stock to be sold at a thirty percent (30%) discount to market (the "Shares"). Furthermore, the Shares must be registered with the SEC in a current registration statement and Kodiak shall only be required to purchase up to 9.9% of the issued and outstanding shares of common stock of the Company. The registration rights of Kodiak are outlined in the Registration Rights Agreement which details the obligations of the Company.

The Company issued a non-interest bearing Promissory Note (February 1, 2016 maturity date) to Kodiak with a $50,000 face value for services rendered. Services provided included the introduction of the Company to short-term lenders. This was a separate transaction from the Equity Purchase Agreement referenced in this Registration Statement. The Promissory Note is not convertible into shares of the Company.

Under applicable SEC rules and relevant Exchange Act Compliance and Disclosure Interpretations, we are registering 16,500,000 shares of common stock that may be issued pursuant to the Purchase Agreement and sold by the selling stockholder. However, because the actual date and price per share for the Company’s put right under the Purchase Agreement is unknown, the actual purchase price for the shares is unknown. Accordingly, we caution readers that, although we are registering 16,500,000 shares, there is no minimum purchase price under the Purchase

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Agreement (and therefore no maximum amount of our shares that may be issued by the Company pursuant to the Purchase Agreement) and, therefore the number of shares actually issued from the Purchase Agreement may be substantially greater than the number registered.

Kodiak Capital Group, LLC is considered an underwriter of Music of Your Life, Inc. An underwriter must make public disclosure similar to disclosure made by an issuer in the event of purchases and sales of securities.

Other than as set forth above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to the selling stockholders.

Conditions to Sales

Under the Purchase Agreement, the following conditions must be satisfied in order for us to sell shares of our common stock to the selling stockholders:

● The registration statement of which this prospectus forms a part, and any amendment or supplement thereto, must be declared effective for the sale by the selling stockholder of the shares to be purchased by the selling stockholder.

● Our representations and warranties contained in the Purchase Agreement must be true and correct in all material respects (except for representations and warranties specifically made as of a particular date), except for any conditions that have temporarily caused any representations or warranties to be incorrect and which have been corrected with no continuing impairment to us or the selling stockholder.

● We must have performed in all material respects all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by us.

● No statute, rule, regulation, executive order, decree, ruling or injunction has been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by the Purchase Agreement, and no proceeding has been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by the Purchase Agreement.

● The trading of our common stock has not been suspended by the SEC, the principal trading market for our common stock or Financial Industry Regulatory Authority, Inc. and our common stock has been approved for listing or quotation on and has not been delisted from such principal market.

● The number of shares of our common stock to be purchased by the selling stockholder at a particular closing may not exceed the number of shares that, when aggregated with all other shares of common stock then beneficially owned by such selling stockholder, would result in the selling stockholder owning more than 9.99% of all of our outstanding common stock.

● We must have no knowledge of any event more likely than not to have the effect of causing the registration statement of which this prospectus forms a part to be suspended or otherwise ineffective.

Our Termination Rights

We have the unconditional right, at any time, for any reason and without any payment or liability to us, to give notice to selling stockholders to terminate the Purchase Agreement.

No Short-Selling by Selling Stockholders

The selling stockholders have agreed that neither they nor any of their respective affiliates shall engage in any direct or indirect short-selling of our common stock during any time prior to the termination of the Purchase Agreement.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Board of Directors

Our board of directors consists of the following individual:

Name and Year First Elected Director(1)	Age	Background Information
Marc Angell (2012)	57	Mr. Angell, age 57, has been the Chief Executive Officer of Music of Your Life, Inc., since November 2012. Mr. Angell acquired the well-known Music of Your Life trademark in 2008, and in 2009 formed Global Radio Network, Inc as its CEO to operate the syndicated radio network known as Music of Your Life. In November 2012, Angell formed Music of Your Life, Inc. as an entertainment company to capitalize on the growth and development of the Music of Your Life trademark and branding, including radio, TV, live concerts, and merchandising. Angell has entered into deals with Time-Life for music catalogs. Mr. Angell, was a director of Wireless Village, Inc., a telecommunications solution provider, and Concierge Technologies, Inc. from June, 2004 to January, 2008. In 2000, Mr. Angell became the founder and President of Planet Halo, a wireless telecommunications company, until he sold it in May, 2004 to the public company Concierge Technologies, Inc. (OTC:BB CNCG). In January 1990 Mr. Angell founded Angellcom, a supplier and distributor of one-way paging devices in the U.S. He remained its CEO until 1999. Mr. Angell conceptualized, designed and marketed both the one-way pagers for Angellcom and the Halo device for Planet Halo. During the 1990s, Mr. Angell was also involved in the land mobile radio business as a license holder and manager of 220MHz radio systems throughout the United States and Mexico.

(1) The business address of Mr. Angell is 3225 McLeod Drive, Suite 100, Las Vegas, Nevada 89121.

Director Independence

Because our common stock is listed on OTCQB and it does not have a definition for "independence", we have used the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

•                     the director is, or at any time during the past three years was, an employee of the company;

•                     the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•                     a family member of the director is, or at any time during the past three years was, an executive officer of the company;

•                     the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

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•                     the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

We do not have any independent directors. We do not have an audit committee, compensation committee or nominating committee. We do however have a code of ethics that applies to our officers, employees and director.

Compensation of Directors

Although we anticipate compensating the members of our board of directors in the future at industry levels, current members are not paid cash compensation for their service as directors. Each director may be reimbursed for certain expenses incurred in attending board of directors and committee meetings.

Board of Directors Meetings and Committees

Although various items were reviewed and approved by the Board of Directors via unanimous written consent during the fiscal year ended May 31, 2015 and the second quarter ended November 30, 2015, the Board held no formal meetings.

We do not have Audit or Compensation Committees of our board of directors. Because of the lack of financial resources available to us, we also do not have an “audit committee financial expert” as such term is described in Item 401 of Regulation S-K promulgated by the SEC.

Executive Officers

Marc Angell is our sole executive officer, serving as our Chief Executive Officer and Secretary, as well as our principal accounting and financial officer. Further information pertaining to Mr. Angell’s business background and experience is contained in the section above marked DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

Section 16(a) Beneficial Ownership Reporting Compliance

We are required to identify each person who was an officer, director or beneficial owner of more than 10% of our registered equity securities during our most recent fiscal year and who failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934.

To our knowledge, during the fiscal year ended May 31, 2015, based solely upon a review of such materials as are required by the Securities and Exchange Commission, no other officer, director, or beneficial holder of more than ten percent of our issued and outstanding shares of Common Stock failed to timely file with the Securities and Exchange Commission any form or report required to be so filed pursuant to Section 16(a) of the Exchange Act of 1934.

Code of Ethics

The Company expects that its Officers and Directors will maintain appropriate standards of honesty and ethical conduct in connection with the performance of their duties on behalf of the Company. In recognition of this expectation, the Company has adopted a Code of Ethics. The purpose of this Code of Ethics is to codify standards the Company believes are reasonably necessary to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships and full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission (the “SEC”), or other regulatory bodies and in other public communications made by the Company.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 20, 2014 (the “Closing Date”), Music of Your Life, Inc. (the “Company”) entered into a Merger Agreement (the “Merger Agreement”) by and among the Company, and iRadio, Inc., a Utah corporation ("iRadio"), pursuant to which the Company merged with iRadio. The Company is the surviving corporation. Each shareholder of iRadio will receive one (1) share of common stock of the Company for every one (1) share of iRadio common stock held as of May 20, 2014. In accordance with the terms of the merger agreement, all of the shares of iRadio held by iRadio shareholders were cancelled, and 20,000,000 shares of common stock of the Company will be issued to the iRadio shareholders. A majority of these shares, 10 million shares of common stock of the Company were issued to Jacquie Angell, an affiliate of the Company. This is considered a related party transaction. The iRadio merger included two Registered Trademarks: (1) USPTO Reg. No. 4296661, Class 09 – Digital media streaming devices, Internet radios, Mobile radios, Radio receivers, Radios, Vehicle radios, Wireless broadband radios; and (2) USPTO Reg. No. 4162576, Class 38 – Internet broadcasting services, Internet radio broadcasting services, namely, transmission of audio material via the Internet, Radio broadcasting, Streaming of audio material on the Internet. The business purpose of this transaction was to enable the Company to claim a stake in the growing Internet radio category. As the Company’s core business of providing syndicated programming to AM and FM radio stations across the country continues to decline, in both the number of radio stations using the service, and the rates that can be charged for commercials, we decided to make a change in focus, to Internet streaming services. This will allow the Company to participate in the growing revenue in the digital ad landscape, and in the subscription based Internet streaming model.

EXECUTIVE COMPENSATION

The following table summarizes the total compensation for the two fiscal years ended May 31, 2015 of each person who served as our principal executive officer or principal financial and accounting officer collectively, (the “Named Executive Officers”) including any other executive officer who received more than $100,000 in annual compensation from the Company. We did not award cash bonuses, stock awards, stock options or non-equity incentive plan compensation to any Named Executive Officer during the two years ended May 31, 2015, thus these items are omitted from the table below:

Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary	Stock Awards	All Other Compensation (1)	Total

Marc Angell	2015	$—	$—	$—	$—
Chief Executive Officer	2014	$—	$—	$—	$—
Secretary

(1)	Accrued consulting fees were never paid and were eliminated per agreement. See Note 10 to the financial statements.

There is no other arrangement or understanding between our directors and officers and any other person pursuant to which any director or officer was or is to be selected as such.

Outstanding Equity Awards at Fiscal Year-End

There were no grants or equity awards to our Named Executive Officers or directors during the fiscal year ended May 31, 2015 and the six months ended November 30, 2015.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The following table sets forth the beneficial ownership of each of our directors and executive officers, and each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and our executive officers and directors as a group, as of December 7, 2015. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Unless otherwise indicated, we believe that each beneficial owner set forth in the table has sole voting and investment power and has the same address as us. Our address is 3225 McLeod Drive, Suite 100, Las Vegas, Nevada 89121. As of December 7, 2015, we had 85,946,559 shares of common stock issued and outstanding and 0 shares of preferred stock issued and outstanding. The following table describes the ownership of our voting securities (i) by each of our officers and directors, (ii) all of our officers and directors as a group, and (iii) each person known to us to own beneficially more than 5% of our common stock or any shares of our preferred stock.

	Amount and Nature of Beneficial Ownership
Name	Sole Voting and Investment Power	Options Exercisable Within 60 Days	Other Beneficial Ownership	Total(1)	Percent of Class Outstanding(2)
Jacquie Angell(1)	0	—	39,112,422	39,112,422	42.54%
Marc Angell(2)	0	—	39,112,422	39,112,422	42.54%
Ed Wen(3)	5,000,000	—	0	5,000,000	5.44%

All current directors and executive officers as a group (1 person)	0	—	39,112,422	39,112,422	42.54%

____________________

* Indicates less than one percent.

(1)	Shareholder and spouse of CEO/Chairman, Marc Angell. Includes 20,000,000 shares of common stock she granted to the Angell Family Trust, and 19,112,422 shares of common stock granted by her husband, Marc Angell, to the Angell Family Trust.

(2)	CEO/Chairman of the Board of Directors and spouse of shareholder, Jacquie Angell. Includes 19,112,422 shares of common stock he granted to the Angell Family Trust, and 20,000,000 shares of common stock his wife, Jacquie Angell, granted to the Angell Family Trust.

(3)	Shareholder. Includes 5,000,000 shares of common stock held directly.

DESCRIPTION OF CAPITAL STOCK

The selling stockholder is offering up to 16,500,000 shares of our common stock for resale in quoted or private transactions, at fixed or negotiated prices. The following description of our capital stock is based on relevant portions of the Florida Business Corporation Act, or the “FBCA,” and on our Articles of Incorporation (also sometimes referred to as our “charter”) and Bylaws. This summary may not contain all of the information that is important to you, and we refer you to the FBCA and our Articles of Incorporation and Bylaws for a more detailed description of the provisions summarized below.

Music of Your Life, Inc. was organized as a corporation under the laws of the State of Florida on January 30, 2008. Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share and 20,000,000 shares of preferred stock, par value $0.001 per share. As of December 7, 2015, there were approximately 2,291 record holders of our common stock. There are no outstanding other options or warrants to purchase stock.

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Our charter provides that our board of directors may not amend our Articles of Incorporation without approval of our shareholders, including holders of our preferred shares. A decrease or increase in the number of shares of capital stock which we may issue would require an amendment of our charter.

At December 7, 2015, we had 85,946,559 shares of common stock issued and outstanding and 0 shares of preferred stock issued and outstanding. The number of shares outstanding does not include shares of common stock that are issuable pursuant to the Purchase Agreement.

Title of Class	Amount Authorized	Amount Held by Us or for our Account(1)	Amount Outstanding Exclusive of Amounts Shown Under(1)
Common stock, par value $.0001 per share	500,000,000	—	91,946,559
Preferred stock, par value $.0001 per share	20,000,000	—	—
	520,000,000	0	91,946,559

____________________

(1)	Calculated as of December 7, 2015.

Common Stock

Our charter authorizes us to issue up to 500,000,000 shares of common stock. All shares of our common stock have equal rights as to earnings, assets, dividends and voting privileges. If and when we issue shares of common stock to the selling stockholders pursuant to the Purchase Agreement, such shares will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of assets legally available therefor. Shares of our common stock have no preemptive, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors.

Preferred Stock

Our charter authorizes us to issue up to 20,000,000 shares of preferred stock. 0 preferred shares are issued and outstanding as of December 7, 2015 and a Certificate of Designation outlining the dividend, distribution, liquidation and conversion rights of the preferred stock has not yet been filed.

Limitation of Liability of Directors and Officers; Indemnification and Advance of Expenses

Pursuant to our charter and under the Florida Business Corporation Act (hereafter, the “FBCA”), our directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for authorization of illegal dividend payments or stock redemptions under Florida law or any transaction from which a director has derived an improper personal benefit. Our charter provides that we are authorized to provide indemnification of (and advancement of expenses) to our directors, officers, employees and agents (and any other persons to which applicable law permits us to provide indemnification) through Bylaw provisions, agreements with such persons, vote of stockholders or disinterested directors, or otherwise, to the fullest extent permitted by applicable law.

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We have previously entered into indemnification agreements with certain of our current directors and officers. The indemnification agreement indemnifies the indemnitee to the fullest extent permitted by law, including against third-party claims and claims by or in right of the Company or any subsidiary or majority-owned partnership of the Company by reason of that person (including the advancement of expenses subject to certain conditions) (a) being a director, officer employee or agent of the Company, or of any subsidiary or majority-owned partnership of the Company or (b) serving at our request as a director, officer, employee or agent of another entity. If appropriate, we are entitled to assume the defense of the claim with counsel selected by us and approved by the indemnitee (which approval may not be unreasonably withheld). Separate counsel employed by the indemnitee will be at his or her own expense unless (1) the employment of separate counsel has been previously authorized by us, (2) the indemnitee reasonably concludes there may be a conflict of interest or (3) we have not, in fact, employed counsel to assume the defense of such claim.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Provisions of the FBCA and Our Charter and Bylaws

Our charter and bylaws provide that our board of directors will have the exclusive power to make, alter, amend or repeal any provision of our bylaws.

Business Combinations

Section 607 of the FBCA, is applicable to corporations organized under the laws of the State of Florida. Subject to certain exceptions set forth therein, Section 607 of the FBCA provides that a corporation shall not engage in any business combination with any “interested stockholder” for a three-year period following the date that such stockholder becomes an interested stockholder unless (a) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares) or (c) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Except as specified therein, an interested stockholder is defined to mean any person that (1) is the owner of 15% or more of the outstanding voting stock of the corporation; or (2) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date, and the affiliates and associates of such person referred to in clause (1) or (2) of this sentence. Under certain circumstances, Section 607 of the FBCA makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation's charter or by-laws, elect not to be governed by this section, effective twelve months after adoption. Our charter and by-laws do not exclude us from the restrictions imposed under Section 607 of the FBCA. It is anticipated that the provisions of Section 607 of the FBCA may encourage companies interested in acquiring us to negotiate in advance with the board of directors.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

On January 26, 2015 the Company dismissed its independent registered accountant, Pritchett, Siler & Hardy, P.C. (hereafter “PSH”). The Company engaged PSH as its independent registered accountant on April 8, 2014.

The report of PSH regarding the Company’ financial statements for the fiscal year ended May 31, 2014, as well as the financial statements of the Company contained in its annual report on Form 10-K for the fiscal year ended May 31, 2014, did not contain any adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that such report on our financial statements contained an explanatory paragraph in respect to uncertainty as to the Company's ability to continue as a going concern.

During the period from April 8, 2014 through to January 26, 2015, the date of dismissal, there were no disagreements with PSH on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PSH would have caused it to make reference to the subject matter of the disagreements in connection with its report.

Also on January 26, 2015, we engaged Michael T. Studer CPA P.C. (“Studer”), independent registered accountants, as our independent accountant following the dismissal of PSH. Prior to the engagement of Studer, the Company has not consulted with Studer regarding either:

(a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that Studer concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

(b) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K), or a "reportable event" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Previously, on April 8, 2014, the Company was informed by Morrill & Associates, LLC (“Morrill”), that Morrill had combined its public audit practice with Pritchett Siler & Hardy, P.C., (“PSH”) effective March 10, 2014. As a result, Morrill effectively resigned as the Company's independent registered public accounting firm and PSH became the Company's independent registered public accounting firm. The engagement of PSH as the Company's independent registered public accounting firm was approved by the Board of Directors of the Company on April 8, 2014.

The principal accountant's reports of Morrill on the financial statements of the Company as of and for the year ended May 31, 2013 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles. The principal accountant’s reports of Morrill on the financial statements of the Company for the year ended May 31, 2012 contained an explanatory paragraph disclosing the uncertainty regarding the Company’s ability to continue as a going concern.

During the period of engagement of Morrill, there were no disagreements with Morrill on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to Morrill’s satisfaction would have caused it to make reference thereto in connection with its reports on the financial statements for such years. Also, during the engagement period, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

34

During the two years ended May 31, 2014 and May 31, 2013, the Company did not consult with PSH with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or an event of the type described in Item 304(a)(1)(v) of Regulation S-K.

LEGAL MATTERS

The legality of certain securities offered by this prospectus will be passed upon for us by John D. Thomas, P.C., Draper, UT (“JDTPC”).

EXPERTS

The audited consolidated financial statements of the Company for the fiscal years ended May 31, 2015, and May 31, 2014 have been included herein and in the registration statement in reliance upon reports of Michael T. Studer CPA P.C. and Pritchett, Siler & Hardy, P.C., independent registered public accounting firms, appearing elsewhere herein, and upon the authority of said firms as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933, as amended, or the Securities Act, with respect to our shares of common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or exhibits and schedules thereto. For further information with respect to our business and our securities, reference is made to the registration statement, including the amendments, exhibits and schedules thereto contained in the registration statement.

We also file annual, quarterly and current periodic reports and other information with the SEC under the Securities Exchange Act of 1934. You can inspect these reports and other information, as well as the registration statement and the related exhibits and schedules, without charge, at the public reference facilities of the SEC at room 1580, 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a web site that contains reports and other information regarding registrants, including us, that file such information electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov. Information contained on the SEC’s web site about us is not incorporated into this prospectus, and you should not consider information contained on the SEC’s web site to be part of this prospectus.

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PART C - OTHER INFORMATION

Item 25. Financial Statements and Exhibits

1. Financial Statements

The following financial statements of Music of Your Life, Inc. are included in Part A “Information Required in a Prospectus” of the Registration Statement:

MUSIC OF YOUR LIFE, INC.

All other information required in the financial statement schedules has been incorporated in the financial statements or notes thereto or has been omitted since the information is not applicable or not present in amounts sufficient to require submission of the schedule.

36

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Music of Your Life, Inc.

Las Vegas, Nevada

We have audited the accompanying consolidated balance sheet of Music of Your Life, Inc. as of May 31, 2014 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the year ended May 31, 2014. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Music of Your Life, Inc. as of May 31, 2014 and the consolidated results of their operations and cash flows for the year ended May 31, 2014 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has suffered losses from inception and has a limited operating history which raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are described in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Pritchett, Siler & Hardy, P.C.

Pritchett, Siler & Hardy, P.C

Salt Lake City, Utah 84111

September 10, 2014

37

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Music of Your Life, Inc.

I have audited the accompanying consolidated balance sheet of Music of Your Life, Inc. (the “Company”) as of May 31, 2015 and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Music of Your Life, Inc. as of May 31, 2015 and the consolidated results of their operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11 to the financial statements, the Company’s present financial situation raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Michael T. Studer CPA P.C.

Michael T. Studer CPA P.C.

Freeport, New York

September 15, 2015

38

MUSIC OF YOUR LIFE, INC.
Consolidated Balance Sheets

ASSETS
	May 31,	May 31,
	2015	2014

CURRENT ASSETS

Cash and cash equivalents	$14,949	$—
Loans receivable from related party	15,950	115,950

Total Current Assets	30,899	115,950

OTHER ASSETS

Deposits for acquisition of intangible assets	184,000	26,000
Music inventory	4,145	1,917
Trademark	4,215	3,565

Total Other Assets	192,360	31,482

TOTAL ASSETS	$223,259	$147,432

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES

Bank overdraft	$—	$987
Accounts payable	11,924	10,014
Accrued interest payable on notes payable	90,164	75,000
Accrued consulting fees	300	2,300
Notes payable	130,000	15,000
Notes payable to related parties	154,761	220,139

Total Current Liabilities	387,149	323,440

TOTAL LIABILITIES	387,149	323,440

STOCKHOLDERS' DEFICIT

Common stock, $0.001 par value; 500,000,000 shares
authorized, 83,446,559 and 72,602,000 shares issued
and outstanding, respectively	83,447	72,602
Additional paid-in-capital	898,237	528,927
Accumulated deficit	(1,145,574)	(777,537)

Total Stockholders' Deficit	(163,890)	(176,008)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$223,259	$147,432

The accompanying notes are an integral part of these financial statements

39

MUSIC OF YOUR LIFE, INC.
Consolidated Statements of Operations

	For the Year Ended
	May 31,
	2015	2014

NET REVENUES	$4,983	$1,740

OPERATING EXPENSES

Salaries and Consulting fees	143,000	310,000
Professional fees	49,074	178,366
Selling, general and administrative	106,005	100,767

Total Operating Expenses	298,079	589,133

LOSS FROM OPERATIONS	(293,096)	(587,393)

OTHER INCOME (EXPENSES)

Gain on change in fair value of derivative liability	30,435	—
Interest expense (including amortization of debt discount
of $72,712 and $-0-, respectively)	(105,376)	(56,370)

Total Other Income (Expenses)	(74,941)	(56,370)

LOSS BEFORE INCOME TAXES	(368,037)	(643,763)

INCOME TAX EXPENSE	—	—

NET LOSS	$(368,037)	$(643,763)

BASIC AND DILUTED:
Net loss per common share	$(0.00)	$(0.01)

Weighted average shares outstanding	77,220,544	60,167,348

The accompanying notes are an integral part of these financial statements

40

MUSIC OF YOUR LIFE, INC.
Consolidated Statements of Stockholders' Deficit
For the Period from June 1, 2013 to May 31, 2015

					Total
	Common Stock		Additional	Accumulated	Stockholders'
	Shares	Amount	Paid-in Capital	Deficit	Deficit

Balance, June 1, 2013	58,510,000	$58,510	$38,109	$(133,774)	$(37,155)

Common shares issued for cash	1,872,000	1,872	198,128	—	200,000

Common shares issued for services	1,220,000	1,220	303,780	—	305,000

Cancellation of shares	(9,000,000)	(9,000)	8,910	—	(90)

Shares issued for merger with iRadio	20,000,000	20,000	(20,000)	—	—

Net loss for the year ended
May 31, 2014	—	—	—	(643,763)	(643,763)

Balance, May 31, 2014	72,602,000	$72,602	$528,927	$(777,537)	$(176,008)

Common shares issued for cash	9,400,000	9,400	258,100	—	267,500

Common stock issued for conversion of debt	594,559	595	69,783	—	70,378

Common stock issued as part of $50,000 Promissory Note loan	350,000	350	25,260	—	25,610

Common stock to be issued as part of $25,000 Promissory Note loan	500,000	500	16,167	—	16,667

Net loss for the year ended
May 31, 2015	—	—	—	(368,037)	(368,037)

Balance, May 31, 2015	83,446,559	$83,447	$898,237	$(1,145,574)	$(163,890)

The accompanying notes are an integral part of these financial statements

41

MUSIC OF YOUR LIFE, INC.
Consolidated Statements of Cash Flows

	For the Year Ended
	May 31,
	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(368,037)	$(643,763)
Adjustments to reconcile net loss to net
cash used by operating activities:
Common stock issued for services	—	305,000
Gain on change in fair value of derivative liability	(30,435)	—
Amortization of debt discounts	72,712	—
Changes in operating assets and liabilities:
Inventory	(2,228)	(1,123)
Other assets	—	(715)
Accounts payable	1,910	117,120
Accrued interest payable on notes payable	15,164	—
Accrued consulting fees	98,000	—

Net Cash Used by Operating Activities	(212,914)	(223,481)

CASH FLOWS FROM INVESTING ACTIVITIES:

Deposits for acquisition of intangible assets	(158,000)	(26,000)
Trademark	(650)	—

Net Cash Used by Investing Activities	(158,650)	(26,000)

CASH FLOWS FROM FINANCING ACTIVITIES:

Bank overdraft	(987)	987
Proceeds from sale of common stock	267,500	200,000
Proceeds from notes payable	152,500	15,000
Payments on notes payable	(32,500)	—
Proceeds from notes payable to related parties	—	6,983

Net Cash Provided by Financing Activities	386,513	222,970

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$14,949	$(26,511)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	—	26,511

CASH AND CASH EQUIVALENTS, END OF PERIOD	$14,949	$—

SUPPLEMENTAL CASH FLOW INFORMATION

Cash Payments For:
Interest	$—	$—
Income taxes	$—	$—

Non-cash financing activity:
Common stock issued for services	$—	$305,800
Non-cash reduction of loan receivable	$100,000	$59,000
Non-cash purchase of common stock for cancelation	$—	$90
Initial derivative liability on convertible note payable	$30,435	$—
Common stock issued as part of Promissory Note loans recorded
as debt discounts and credited to additional paid in capital	$42,277	$—
Conversion of debt into stock	$70,378	$—

The accompanying notes are an integral part of these financial statements

42

MUSIC OF YOUR LIFE, INC.

Notes to the Consolidated Financial Statements

May 31, 2015

NOTE 1 - ORGANIZATION

Music of Your Life, Inc. (the “Company”) was incorporated under the laws of the State of Florida on January 30, 2008 under the name of “ZhongSen International Tea Company”. From January, 2008 to May,2013, the Company operated with the principal business objective of providing sales and marketing consulting services to small to medium sized Chinese tea producing companies who wish to export and distribute high quality Chinese tea products worldwide. On May 31, 2013 (the “Closing Date”), the Company entered into a Merger Agreement (the “Merger Agreement”) by and among the Company, Music of Your Life, Inc., a Nevada corporation (“MYL Nevada”), incorporated October 10, 2012, and Music of Your Life Merger Sub, Inc., a Utah corporation ("Merger Sub"), pursuant to which MYL Nevada merged with Merger Sub, the Company was the surviving corporation. Each shareholder of MYL Nevada received ten (10) shares of common stock of the Company for every one (1) share of MYL Nevada held as of May 31, 2013. In accordance with the terms of the merger agreement, all of the shares of MYL Nevada held by MYL Nevada shareholders were cancelled and 100 shares of MYL Nevada were issued to the Company. 34,860,000 shares of common stock of the Company were issued to the MYL Nevada shareholders. As a result of the merger, MYL Nevada became a wholly-owned subsidiary of the Company, and on July 26, 2013, the Company changed its name to Music of Your Life, Inc., and is now operating a multi-media entertainment company, producing live concerts, television shows and radio programming. On May 20, 2014 the Company acquired 100% of the outstanding stock of iRadio, Inc., a Utah corporation. A total of 20,000,000 shares were issued to the shareholders of iRadio. The Company was the surviving corporation. iRadio was an entity related to the Company by common ownership.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements. The following policies are considered to be significant:

a. Accounting Method

The Company recognizes income and expenses based on the accrual method of accounting. The Company has elected a May 31 year-end.

b. Cash and Cash Equivalents

Cash equivalents are generally comprised of certain highly liquid investments with original maturities of less than three months.

c. Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

43

MUSIC OF YOUR LIFE, INC.

Notes to the Consolidated Financial Statements

May 31, 2015

d. Basic and Fully Diluted Net Loss per Share of Common Stock

In accordance with Financial Accounting Standards No. ASC 260, “Earnings per Share,” basic net loss per common share is based on the weighted average number of shares outstanding during the periods presented. Diluted earnings per share is computed using the weighted average number of common shares plus dilutive common share equivalents outstanding during the period. Dilutive instruments (such as convertible notes payable and common stock purchase warrants) have not been included and calculated for the year end computations as their effect is antidilutive.

	May 31, 2015	May 31, 2014
Net loss (numerator)	$(368,037)	$(643,763)
Weighted average shares outstanding (denominator)	77,220,544	60,167,348
Basic and fully diluted net loss per share amount	$(0.00)	$(0.01)

e. Revenue Recognition

Revenue is recognized upon completion of services or delivery of goods where the sales price is fixed or determinable and collectability is reasonably assured. Advance customer payments are recorded as deferred revenue until such time as they are recognized. The Company does not offer any cash rebates. Returns or discounts, if any, are netted against gross revenues.

f. Recent Accounting Pronouncements

We have reviewed accounting pronouncements issued and have adopted any that are applicable to the Company. We have determined that none had a material impact on our financial position, results of operations, or cash flows for the years ended May 31, 2015 and 2014.

g. Income Taxes

The Financial Accounting Standards Board (FASB) has issued FASB ASC 740-10 (Prior authoritative literature: Financial Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109 (FIN 48)).  FASB ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with prior literature FASB Statement No. 109, Accounting for Income Taxes.  This standard requires a company to determine whether it is more likely than not that a tax position will be sustained will be sustained upon examination based upon the technical merits of the position.  If the more-likely-than- not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.  As a result of the implementation of this standard, the Company performed a review of its material tax positions in accordance with recognition and measurement standards established by FASB ASC 740-10.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

At May 31, 2015, the Company had net operating loss carryforwards of approximately $1,103,297 which may be offset against future taxable income through 2035. No tax benefit has been reported in the financial statements because the potential tax benefits of the net operating loss carryforwards are offset by a valuation allowance of the same amount.

44

MUSIC OF YOUR LIFE, INC.

Notes to the Consolidated Financial Statements

May 31, 2015

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to future use.

Net deferred tax assets consist of the following components as of May 31, 2015 and 2014:

	May 31, 2015	May 31, 2014
Deferred tax assets:
NOL Carryover NOL Carryover	$375,121	$264,362
Valuation allowance Valuation allowance	(375,121)	(264,362)
Net deferred tax asset	$—	$—

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 34% to pretax income for the years ended May 31, 2015 and 2014 due to the following:

	May 31, 2015	May 31, 2014
Expected tax (benefit) at 34%	$(125,133)	$(218,879)
Non-taxable gain on change in fair value of derivative liability	(10,348)	—
Non-deductible amortization of debt discounts	24,722	—
Change in valuation allowance	110,759	218,879
Provision for income taxes	$—	$—

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

Year Ended May 31, 2015
Beginning balance	$—
Additions based on tax positions related to current year	—
Additions for tax positions of prior years	—
Reductions for tax positions of prior years	—
Reductions in benefit due to income tax expense	—
Ending balance	$—

At May 31, 2015, the Company had no unrecognized tax benefits that, if recognized, would affect the effective tax rate.

The Company did not have any tax positions for which it is reasonably possible that the total amount of unrecognized tax benefits will significantly increase or decrease within the next 12 months.

The Company includes interest and penalties arising from the underpayment of income taxes in the consolidated statements of operations in the provision for income taxes.  As of May 31, 2015, the Company had no accrued interest or penalties related to uncertain tax positions.

h. Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risks consist of cash and cash equivalents. The Company places cash and cash equivalents at well known quality financial institutions. Cash and cash equivalents at banks are insured by the Federal Deposit Insurance Corporation for up to $250,000. The Company did not have any cash or cash equivalents in excess of this amount at May 31, 2015.

45

MUSIC OF YOUR LIFE, INC.

Notes to the Consolidated Financial Statements

May 31, 2015

i. Principles of Consolidation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and include the Company and its wholly-owned subsidiary. All inter-company accounts and transactions have been eliminated.

j. Advertising

Advertising costs, which are expensed as incurred, were $19,060 and $425 for the years ended May 31, 2015 and 2014, respectively.

NOTE 3 - FINANCIAL INSTRUMENTS

The Company has adopted FASB ASC 820-10-50, “Fair Value Measurements.”  This guidance defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures.  The three levels are defined as follows:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The carrying amounts reported in the balance sheets for the cash and cash equivalents, receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

NOTE 4 - LOANS RECEIVABLE – RELATED PARTY

During the year ended May 31, 2013, the Company loaned $174,950 to the Company’s current chief executive in anticipation of the merger agreement described in Note 1. The loans are non-interest bearing and due on demand. Effective May 31, 2015, the Company agreed to waive collection of $100,000 of the remaining $115,950 loans receivable balance in exchange for the chief executive officer’s agreement to waive payment of the $100,000 accrued consulting fees balance due him at May 31, 2015 (see Note 10). As of May 31, 2015, the balance due on this loan was $15,950.

NOTE 5 - DEPOSITS FOR ACQUISITION OF INTANGIBLE ASSETS

During the years ended May 31, 2015 and 2014 the Company paid $158,000 and $26,000, respectively, to the wife of the chief executive officer as deposits for certain trademarks and other intellectual property to be assigned to the Company. Under the agreement, if the Company fails to pay a total of $250,000 by December 31, 2015, the Company will forfeit all rights, title and interest in the trademarks and intellectual property unless extended by her.

NOTE 6 - MUSIC INVENTORY

The Company purchases digital music to broadcast over the radio and internet. During the year ended May 31, 2015, the Company purchased $2,228 worth of music inventory. The amount of music inventory held at May 31, 2015 was $4,145.

46

MUSIC OF YOUR LIFE, INC.

Notes to the Consolidated Financial Statements

May 31, 2015

NOTE 7 - NOTES PAYABLE

Notes payable consisted of the following:

	May 31, 2015	May 31, 2014
Notes payable to a corporation, non interest bearing, due on demand, unsecured	$55,000	$15,000
Note payable to an individual, stated interest of $15,000, due on October 15, 2014, in default	50,000	—
Note payable to an individual, due on May 22, 2015, in default	25,000	—
Total Notes Payable	130,000	15,000
Less: Current Portion	(130,000)	(15,000)
Long-Term Notes Payable	$—	$—

On June 27, 2014, the Company issued a $37,500 Convertible Promissory Note which bore interest at a rate of 8% and was convertible into the Company’s common stock at the holder’s option, at the conversion rate of 58% of the average of the lowest three trading prices for the common stock during the ten trading days immediately preceding the date of conversion. The Company identified embedded derivatives related to the Convertible Promissory Note. These embedded derivatives included certain conversion features. The accounting treatment of derivative financial instruments requires that the Company record the fair value of the derivatives as of the inception date of the Convertible Promissory Note and to adjust the fair value as of each subsequent balance sheet date. At the inception of the Convertible Promissory Note, the Company determined a fair value of $53,057 for the embedded derivative. During the quarter ended February 28, 2015, the Company paid the note in full.

On August 15, 2014, the Company issued a $50,000 Promissory Note with a stated interest amount of $15,000 due at maturity on October 14, 2014. The Company also agreed to issue 350,000 shares of common stock, valued at $52,500, as part of the note agreement. The proceeds of the note were allocated between the principal and the market value of the stock resulting in the Company recording a discount on the debt of $25,610. This amount was amortized over the 60 days life of the promissory note.

On April 22, 2015, the Company issued a $25,000 Promissory Note, non-interest bearing (interest at 24% per annum after May 22, 2015), due at maturity on May 22, 2015. The Company also agreed to issue 500,000 shares of common stock, valued at $50,000 on April 22, 2015, as part of the note agreement (which is expected to occur in September 2015). The proceeds of the note were allocated between the principal and the market value of the stock resulting in the Company recording a discount on the debt of $16,667. This amount was amortized over the 30 days life of the promissory note.

NOTE 8 - NOTES PAYABLE – RELATED PARTIES

Notes payable – related parties consisted of the following:

	May 31, 2015	May 31, 2014
Note payable to an individual significant stockholder, interest capped at $75,000, due on demand	$150,000	$150,000
Notes payable to two individual significant stockholders, interest at 0%, converted into a total of 450,881 shares of Company common stock on January 19, 2015	—	65,378
Note payable to wife of Company’s chief executive officer, non-interest bearing, due on demand, unsecured	2,688	2,688
Note payable to Company law firm, non-interest bearing, due on demand, unsecured	2,073	2,073
Total Notes Payable	154,761	220,139
Less: Current Portion	(154,761)	(220,139)
Long-Term Notes Payable	$—	$—

47

MUSIC OF YOUR LIFE, INC.

Notes to the Consolidated Financial Statements

May 31, 2015

NOTE 9 - EQUITY TRANSACTIONS

From July 15, 2013 to February 27, 2014, the Company issued 652,000 shares of its common stock and 652,000 common stock purchase warrants for a total raise of $143,000. The common stock purchase warrants are exercisable at $1.00 per share and carry a two-year exercise period.

On September 4, 2013, the Company issued 600,000 shares of common stock for accounting and legal services rendered to the Company and was recorded as professional fees on the statement of operations in the amount of $150,000.

On September 4, 2013 and November 11, 2013, the Company issued an aggregate of 620,000 shares of common stock for consulting services rendered to the Company and was recorded as consulting fees on the statement of operations in the amount of $155,000.

On May 20, 2014, the Company entered into a Merger Agreement (the “Merger Agreement”) by and among the Company, and iRadio, Inc., a Utah corporation ("iRadio"), an entity under common control as defined by ASC 805-50-15-6, pursuant to the terms of the Merger Agreement, each shareholder of iRadio received one (1) share of common stock of the Company for every one (1) share of iRadio common stock held as of May 20, 2014. The purpose of the merger was to acquire certain trademarks related to the Company’s business. In accordance with the terms of the Merger Agreement, all of the shares of iRadio held by iRadio shareholders were cancelled, and an aggregate of 20,000,000 shares of common stock of the Company were issued to the iRadio shareholders. Since the assets were acquired with shares issued to an entity under common control, the assets have been recorded at a nominal historical cost because of the related party nature and there was no carryover basis in accordance with ASC Topic 805-50-05-5.

In the quarter ended May 31, 2014, the Company issued an aggregate of 1,240,000 shares of common stock for cash in the aggregate amount of $62,000.

During the year ended May 31, 2015, the Company issued an aggregate of 9,400,000 shares of common stock for cash in the aggregate amount of $267,500.

During the year ended May 31, 2015, the Company issued an aggregate of 594,559 shares of common stock for the conversion of notes payable and interest in the aggregate amount of $70,378.

On October 14, 2014, the Company issued 350,000 shares of common stock to an accredited investor in consideration of the investor making a $50,000 loan to the Company (see Note 7).

On April 22, 2015, the Company agreed to issue 500,000 shares of common stock to an accredited investor in consideration of the investor making a $25,000 loan to the Company (see Note 7).

The following table summarizes the information about warrants as of May 31, 2015:

	Number of Shares	Weighted Average Exercise Price
Outstanding as of May 31, 2013	360,000	$1.00
Granted	652,000	1.00
Exercised	—	—
Cancelled	—	—
Outstanding at May 31, 2014	1,012,000	$1.00
Granted	—	—
Exercised	—	—
Cancelled	(360,000)	1.00
Outstanding at May 31, 2015	652,000	$1.00

48

MUSIC OF YOUR LIFE, INC.

Notes to the Consolidated Financial Statements

May 31, 2015

Warrants outstanding and exercisable as of May 31, 2015 are:

Year Granted	Number of Shares	Exercise Price	Expiration Date

May 31, 2014	652,000	$1.00	July 15, 2015 to February 27, 2016
Totals	652,000

NOTE 10 - COMMITMENTS AND CONTINGENCIES

On November 5, 2012, the Company executed a General Services Agreement with the Company’s chief executive officer. The agreement provides for monthly compensation of $10,000 and remains in full force and effect until either party provides 30 days notice of termination to the other party. Effective May 31, 2015, the chief executive officer agreed to waive payment of the $100,000 accrued consulting fees balance due him at May 31, 2015 in exchange for the Company’s agreement to waive collection of $100,000 of the remaining $115,950 loans receivable balance due from the chief executive officer at May 31, 2015 before this transaction (see Note 4). As of May 31, 2015, this agreement has been terminated.

On November 15, 2012 and June 3, 2013, the Company executed General Services Agreements with two other service providers. The agreements provide for monthly compensation of $1,000 and $500, respectively, and remain in full force and effect until either party provides 90 days and 30 days, respectively, notice of termination to the other party.

NOTE 11 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit at May 31, 2015 of $1,234,438 and has experienced periodic cash flow difficulties, all of which raise substantial doubt regarding the Company’s ability to continue as a going concern.

To date the Company has funded its operations through a combination of loans and sales of common stock. The Company anticipates another net loss for the fiscal year ended May 31, 2016 and with the expected cash requirements for the coming year, there is substantial doubt as to the Company’s ability to continue operations.

The Company is attempting to improve these conditions by way of financial assistance through issuances of additional equity and by generating revenues through sales of products and services.

The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 12 - SUBSEQUENT EVENTS

On August 18, 2015, the Company issued an aggregate of 2,000,000 shares of common stock to certain accredited investors in exchange for cash in the aggregate amount of $50,000.

On August 18, 2015, the Company issued 1,000,000 shares of its common stock to certain consulting personnel for services provided.

49

MUSIC OF YOUR LIFE, INC.

Notes to the Consolidated Financial Statements

May 31, 2015

On July 24, 2015, the Company entered into an Equity Purchase Agreement by and among the Company, and Kodiak Capital Group, LLC, a Delaware corporation ("Kodiak"), pursuant to which Kodiak has agreed to purchase up to one million dollars ($1,000,000) of the Company's common stock to be sold at a thirty percent (30%) discount to market (the "Shares").  Furthermore, the Shares must be registered with the SEC in a current registration statement and Kodiak shall only be required to purchase up to 9.9% of the issued and outstanding shares of common stock of the Company.  The registration rights of Kodiak are outlined in the Registration Rights Agreement which details the obligations of the Company.

The Company issued a non-interest bearing Promissory Note (February 1, 2016 maturity date) to Kodiak with a $50,000 face value for services rendered. Services provided included the introduction of the Company to short-term lenders. This was a separate transaction from the Equity Purchase Agreement referenced in this Registration Statement. The Promissory Note is not convertible into shares of the Company.

50

MUSIC OF YOUR LIFE, INC.
Consolidated Balance Sheets

ASSETS
	November 30,	May 31,
	2015	2015
	(Unaudited)

CURRENT ASSETS

Cash and cash equivalents	$31,095	$14,949
Loans receivable from related party	15,950	15,950

Total Current Assets	47,045	30,899

OTHER ASSETS

Deposits for acquisition of intangible assets	230,000	184,000
Music inventory	5,449	4,145
Trademark	4,615	4,215

Total Other Assets	240,064	192,360

TOTAL ASSETS	$287,109	$223,259

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES

Accounts payable	$5,603	$11,924
Accrued interest payable on notes payable	112,339	90,164
Accrued consulting fees	28,000	300
Notes payable	360,410	130,000
Notes payable to related parties	154,761	154,761
Derivative liability	437,775	—

Total Current Liabilities	1,098,888	387,149

TOTAL LIABILITIES	1,098,888	387,149

STOCKHOLDERS' DEFICIT

Common stock, $0.001 par value; 500,000,000 shares
authorized, 92,146,559 and 83,446,559 shares issued
and outstanding, respectively	92,147	83,447
Additional paid-in-capital	1,039,713	898,237
Accumulated deficit	(1,943,639)	(1,145,574)

Total Stockholders' Deficit	(811,779)	(163,890)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$287,109	$223,259

The accompanying notes are an integral part of these financial statements

51

MUSIC OF YOUR LIFE, INC.
Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	November 30,		November 30,
	2015	2014	2015	2014

NET REVENUES	$1,081	$48	$3,799	$1,966

OPERATING EXPENSES

Salaries and Consulting fees	52,000	35,500	91,500	72,000
Professional fees	34,288	17,677	48,570	26,058
Selling, general and administrative	39,712	26,838	82,508	45,103

Total Operating Expenses	126,000	80,015	222,578	143,161

LOSS FROM OPERATIONS	(124,919)	(79,967)	(218,779)	(141,195)

OTHER INCOME (EXPENSES)

Gain (Loss) on change in fair value of derivative liability	(220,258)	854	(220,258)	(11,598)
Interest expense (including amortization of debt discounts
of $89,796, $28,855, $125,086, and $42,688, respectively)	(268,170)	(40,669)	(309,028)	(81,593)
Promissory Note issued to entity for services relating to
Equity Financing Agreement	—	—	(50,000)	—

Total Other Income (Expenses)	(488,428)	(39,815)	(579,286)	(93,191)

LOSS BEFORE INCOME TAXES	(613,347)	(119,782)	(798,065)	(234,386)

INCOME TAX EXPENSE	—	—	—	—

NET LOSS	$(613,347)	$(119,782)	$(798,065)	$(234,386)

BASIC AND DILUTED:
Net loss per common share	$(0.01)	$(0.00)	$(0.01)	$(0.00)

Weighted average shares outstanding	91,753,152	74,014,088	88,711,040	73,577,410

The accompanying notes are an integral part of these financial statements

52

MUSIC OF YOUR LIFE, INC.
Consolidated Statements of Cash Flows
(Unaudited)

	For the Six Months Ended
	November 30,
	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(798,065)	$(234,386)
Adjustments to reconcile net loss to net
cash used by operating activities:
Common stock issued for services	33,000	—
Promissory Note issued to entity for services relating to
Equity Financing Agreement	50,000	—
Change in fair value of derivative liability	220,258	11,598
Amortization of debt discounts	125,086	42,688
Non-cash interest expenses	161,767	22,623
Changes in operating assets and liabilities:
Music inventory	(1,304)	(1,439)
Accounts payable	(6,321)	59,149
Accrued interest payable on notes payable	22,175	—
Accrued consulting fees	27,700	—

Net Cash Used by Operating Activities	(165,704)	(99,767)

CASH FLOWS FROM INVESTING ACTIVITIES:

Deposits for acquisition of intangible assets	(46,000)	(64,000)
Trademark	(400)	(550)

Net Cash Used by Investing Activities	(46,400)	(64,550)

CASH FLOWS FROM FINANCING ACTIVITIES:

Bank overdraft	—	(987)
Proceeds from sale of common stock	—	95,000
Proceeds from notes payable	290,750	87,500
Payments on notes payable	(62,500)	—

Net Cash Provided by Financing Activities	228,250	181,513

NET INCREASE IN CASH AND CASH EQUIVALENTS	$16,146	$17,196

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	14,949	—

CASH AND CASH EQUIVALENTS, END OF PERIOD	$31,095	$17,196

SUPPLEMENTAL CASH FLOW INFORMATION

Cash Payments For:
Interest	$—	$—
Income taxes	$—	$—

Non-cash financing activity:
Initial derivative liability on convertible note payable	$55,750	$30,434
Common stock issued as part of Promissory Note loans recorded as debt discounts and credited to common stock and additional
paid in capital	$117,176	$25,610

The accompanying notes are an integral part of these financial statements

53

MUSIC OF YOUR LIFE, INC.

Notes to the Consolidated Financial Statements

November 30, 2015

(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

Basis of Presentation

The accompanying unaudited financial statements are presented in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal occurring accruals) considered necessary in order to make the financial statements not misleading, have been included. Operating results for the six months ended November 30, 2015 are not necessarily indicative of results that may be expected for the year ending May 31, 2016.

Organization

Music of Your Life, Inc. (hereafter, “we”, ”our”, ”us”, “MYL”, or the ”Company”) was incorporated on January 30, 2008, in the State of Florida, as ZhongSen International Tea Company, with the principal business objective of providing sales and marketing consulting services to small to medium sized Chinese tea producing companies who wish to export and distribute high quality Chinese tea products worldwide. The Company commenced business activities in August, 2008, when it entered into a related party Sales and Marketing Agreement with Yunnan Zhongsen Group, Ltd. However, due to lack of capital, the Company was unable to implement its business plan fully. On May 31, 2013, the Company entered into a merger agreement(the “Merger”) with Music of Your Life, Inc., a Nevada corporation (“MYL Nevada”). As a result of the Merger, MYL Nevada is a wholly-owned subsidiary of the Company, and the Company is now operating a multi-media entertainment company, producing television shows and radio programming. The Company changed its name to Music of Your Life, Inc. effective July 26, 2013.

NOTE 2 - LOANS RECEIVABLE – RELATED PARTY

During the year ended May 31, 2013, the Company loaned $174,950 to the Company’s current chief executive in anticipation of the merger agreement described in Note 1. The loans are non-interest bearing and due on demand. Effective May 31, 2015, the Company agreed to waive collection of $100,000 of the remaining $115,950 loans receivable balance in exchange for the chief executive officer’s agreement to waive payment of the $100,000 accrued consulting fees balance due him at May 31, 2015 (see Note 8). As of November 30, 2015, the balance due on this loan was $15,950.

NOTE 3 - DEPOSITS FOR ACQUISITION OF INTANGIBLE ASSETS

As of November 30, 2015 the Company had paid $230,000 to the wife of the chief executive officer as deposits for certain trademarks and other intellectual property to be assigned to the Company. Under the agreement, if the Company fails to pay a total of $250,000 by December 31, 2015, the Company will forfeit all rights, title and interest in the trademarks and intellectual property unless extended by her.

NOTE 4 - MUSIC INVENTORY

The Company purchases digital music to broadcast over the radio and internet. During the six months ended November 30, 2015, the Company purchased $1,304 worth of music inventory. The amount of music inventory held at November 30, 2015 was $5,449.

54

MUSIC OF YOUR LIFE, INC.

Notes to the Consolidated Financial Statements

November 30, 2015

(Unaudited)

NOTE 5 - NOTES PAYABLE

Notes payable consisted of the following:

	November 30, 2015	May 31, 2015
Notes payable to a corporation, non interest bearing, due on demand, unsecured	$2,500	$55,000
Note payable to an individual, stated interest of $15,000, due on October 15, 2014, in default (A)	50,000	50,000
Note payable to an individual, due on May 22, 2015, in default (B)	25,000	25,000
Note payable to an individual,non interest bearing, due on August 23, 2015, in default (C)	25,000	—
Note payable to an entity,non interest bearing, due on February 1, 2016 (D)	50,000	—
Note payable to a family trust, stated interest of $2,500, due on October 31, 2015, in default (E)	25,000	—
Note payable to an individual, stated interest of $2,500, due on October 31, 2015, in default (F)	25,000	—
Note payable to a corporation, stated interest of $5,000, due on October 21, 2015, in default (G)	50,000	—
Note payable to a corporation, stated interest of $5,000, due on November 6, 2015, in default (H)	50,000	—
Note payable to an individual, stated interest of $2,500, due on December 20, 2015 – net of discount of $3,030 (I)	21,970	—
Convertible note payable to an entity, interest at 10%, due on June 25, 2016 – net of discount of $42,322 (J)	13,428	—
Note payable to an individual, stated interest of $2,500, due on December 18, 2015 – net of discount of $2,488 (K)	22,512	—
Total Notes Payable	360,410	130,000
Less: Current Portion	(360,410)	(130,000)
Long-Term Notes Payable	$—	$—

55

MUSIC OF YOUR LIFE, INC.

Notes to the Consolidated Financial Statements

November 30, 2015

(Unaudited)

(A) On August 15, 2014, the Company issued a $50,000 Promissory Note with a stated interest amount of $15,000 due at maturity on October 14, 2014. The Company also issued 350,000 shares of common stock, valued at $52,500, as part of the note agreement. The proceeds of the note were allocated between the principal and the market value of the stock resulting in the Company recording a discount on the debt of $25,610. This amount was amortized over the 60 days life of the promissory note.

(B) On April 22, 2015, the Company issued a $25,000 Promissory Note, non-interest bearing (interest at 24% per annum after May 22, 2015), due at maturity on May 22, 2015. The Company also agreed to issue 500,000 shares of common stock, valued at $50,000 on April 22, 2015, as part of the note agreement. The proceeds of the note were allocated between the principal and the market value of the stock resulting in the Company recording a discount on the debt of $16,667. This amount was amortized over the 30 days life of the promissory note.

(C) On June 23, 2015, the Company issued a $25,000 Promissory Note, non-interest bearing, due at maturity on August 23, 2015. The Company also agreed to issue 500,000 shares of common stock, valued at $20,000, as part of the note agreement. The proceeds of the note were allocated between the principal and the market value of the stock resulting in the Company recording a discount on the debt of $11,111. This amount was amortized over the 60 days life of the promissory note.

(D) On July 24, 2015, the Company issued a $50,000 Promissory Note to Kodiak Capital Group, LLC (“Kodiak”) for services rendered in association with the Equity Purchase Agreement (See Note 8). As amended and restated January 4, 2016, the note is non-interest bearing and is due on February 1, 2016.

(E) On July 31, 2015, the Company issued a $25,000 Promissory Note with a stated interest amount of $2,500 due at maturity on October 31, 2015. The Company also issued 1,000,000 shares of common stock, valued at $38,000, as part of the note agreement. The proceeds of the note were allocated between the principal and the market value of the stock resulting in the Company recording a discount on the debt of $15,079. This amount was amortized over the 90 days life of the promissory note.

(F) On July 31, 2015, the Company issued a second $25,000 Promissory Note with a stated interest amount of $2,500 due at maturity on October 31, 2015. The Company also issued 1,000,000 shares of common stock, valued at $38,000, as part of the note agreement. The proceeds of the note were allocated between the principal and the market value of the stock resulting in the Company recording a discount on the debt of $15,079. This amount was amortized over the 90 days life of the promissory note.

(G) On August 6, 2015, the Company issued a $50,000 Promissory Note with a stated interest amount of $5,000 due at maturity on October 21, 2015. The Company also agreed to issue 2,000,000 shares of common stock, valued at $76,000, as part of the note agreement. The proceeds of the note were allocated between the principal and the market value of the stock resulting in the Company recording a discount on the debt of $30,159. This amount was amortized over the 75 days life of the promissory note.

(H) On August 21, 2015, the Company issued a $50,000 Promissory Note with a stated interest amount of $5,000 due at maturity on November 6, 2015. The Company also agreed to issue 2,000,000 shares of common stock, valued at $60,000, as part of the note agreement. The proceeds of the note were allocated between the principal and the market value of the stock resulting in the Company recording a discount on the debt of $27,273. This amount was amortized over the 75 days life of the promissory note.

56

MUSIC OF YOUR LIFE, INC.

Notes to the Consolidated Financial Statements

November 30, 2015

(Unaudited)

(I) On September 21, 2015, the Company issued a $25,000 Promissory Note with a stated interest amount of $2,500 due at maturity on December 20, 2015. The Company also agreed to issue 1,000,000 shares of common stock, valued at $30,000, as part of the note agreement. The proceeds of the note were allocated between the principal and the market value of the stock resulting in the Company recording a discount on the debt of $13,636. This amount is being amortized over the 90 days life of the promissory note. In the event that all principal and interest are not paid to the lender by January 20, 2016, the Company is obligated to issue another 1,000,000 shares of common stock to the lender and for interest to accrue at a rate of 24% per annum commencing on January 21, 2016.

(J) On September 25, 2015, the Company issued a $55,750 Convertible Promissory Note to a lender for net loan proceeds of $45,000. The note bears interest at a rate of 10% per annum (24% per annum default rate), is due on June 25, 2016, and is convertible at the option of the lender into shares of the Company common stock at a Conversion Price equal to the lesser of (a) 55% of the lowest Trading Price during the 25 Trading Day period prior to the Conversion Date or (b) $.00605 per share.

This convertible note contains a variable conversion feature based on the future trading price of the Company common stock. Therefore, the number of shares of common stock issuable upon conversion of the note is indeterminate. Accordingly, we have recorded the fair value of the embedded conversion feature as a derivative liability at the September 25, 2015 issuance date ($217,516) and revalued the conversion feature at November 30, 2015 ($437,775). The $217,516 fair value of the conversion feature at the September 25, 2015 issuance date was charged $55,750 to debt discounts (which is being amortized over the nine month life of the convertible note) and $161,766 to interest expense. The $220,258 increase in the fair value of the derivative liability from September 25, 2015 to November 30, 2015 was charged to other expense. The fair values of the derivative liability were calculated using the Black Scholes option pricing model and the following assumptions: (i) stock prices of $0.025 and $0.05, respectively, (ii) exercise prices of $.00605 and $.00605, respectively, (iii) terms of 274 days and 208 days, respectively, (iv) expected volatility of 382% and 393%, respectively, and (v) risk free interest rates of 0.22% and 0.43%, respectively.

(K) On November 13, 2015, the Company issued a $25,000 Promissory Note with a stated interest amount of $2,500 due at maturity on December 18, 2015. The Company also agreed to issue 200,000 shares of common stock, valued at $6,000, as part of the note agreement. The proceeds of the note were allocated between the principal and the market value of the stock resulting in the Company recording a discount on the debt of $4,839. This amount is being amortized over the 35 days life of the promissory note. In the event that all principal and interest are not paid to the lender by December 18, 2015, the Company is obligated to pay late fees of

5,000 shares of common stock per day for the first 60 days after December 18, 2015, and beginning with the 61st day after December 18, 2015, any balance owed shall accrue interest at a rate of 10% per annum.

57

MUSIC OF YOUR LIFE, INC.

Notes to the Consolidated Financial Statements

November 30, 2015

(Unaudited)

NOTE 6 - NOTES PAYABLE – RELATED PARTIES

Notes payable – related parties consisted of the following:

	November 30, 2015	May 31, 2015
Note payable to an individual significant stockholder, interest capped at $75,000, due on demand	$150,000	$150,000
Note payable to wife of Company’s chief executive officer, non-interest bearing, due on demand, unsecured	2,688	2,688
Note payable to Company law firm, non-interest bearing, due on demand, unsecured	2,073	2,073
Total Notes Payable	154,761	154,761
Less: Current Portion	(154,761)	(154,761)
Long-Term Notes Payable	$—	$—

NOTE 7 - EQUITY TRANSACTIONS

On July 21, 2015 the Company issued 1,000,000 shares of common stock for consulting services rendered to the Company which was recorded as consulting fees on the statement of operations in the amount of $33,000.

On June 23, 2015, the Company agreed to issue 500,000 shares of common stock to an accredited investor in consideration of the investor making a $25,000 loan to the Company (see Note 5).

On July 31, 2015, the Company issued a total of 2,000,000 shares of common stock to two accredited investors in consideration of the investors making two separate $25,000 loans to the Company (see Note 5).

On August 6, 2015, the Company agreed to issue 2,000,000 shares of common stock to an accredited investor in consideration of the investor making a $50,000 loan to the Company (see Note 5).

On August 21, 2015, the Company agreed to issue 2,000,000 shares of common stock to an accredited investor in consideration of the investor making a $50,000 loan to the Company (see Note 5).

On September 21, 2015, the Company agreed to issue 1,000,000 shares of common stock to an accredited investor in consideration of the investor making a $25,000 loan to the Company (see Note 5).

On November 13, 2015, the Company agreed to issue 200,000 shares of common stock to an accredited investor in consideration of the investor making a $25,000 loan to the Company (see Note 5).

58

MUSIC OF YOUR LIFE, INC.

Notes to the Consolidated Financial Statements

November 30, 2015

(Unaudited)

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Service Agreements

On November 5, 2012, the Company executed a General Services Agreement with the Company’s chief executive officer. The agreement provided for monthly compensation of $10,000 and was to remain in full force and effect until either party provided 30 days notice of termination to the other party. Effective May 31, 2015, the chief executive officer agreed to waive payment of the $100,000 accrued consulting fees balance due him at May 31, 2015 in exchange for the Company’s agreement to waive collection of $100,000 of the remaining $115,950 loans receivable balance due from the chief executive officer at May 31, 2015 before this transaction (see Note 2). As of May 31, 2015, this agreement has been terminated.

On November 15, 2012 and June 3, 2013, the Company executed General Services Agreements with two other service providers. The agreements provided for monthly compensation of $1,000 and $500, respectively, and were to remain in full force and effect until either party provided 90 days and 30 days, respectively, notice of termination to the other party. Effective September 1, 2015, these two agreements were replaced by Consulting Agreements to provide for monthly compensation of $5,000 to each of the two service providers. The term of the agreement for the first service provider is from September 1, 2015 to December 31, 2015 and thereafter on a month-to-month basis. The term of the agreement for the second service provider is from September 1, 2015 to December 31, 2016 and thereafter on a month-to-month basis. The Company may terminate both of these Consulting Agreements at any time without cause.

Effective September 1, 2015, the Company entered into a Consulting Agreement with another service provider. The agreement provides for monthly compensation of $1,000 for a term from September 1, 2015 to December 31, 2016 and thereafter on a month-to-month basis. The Company may terminate this Consulting Agreement at any time without cause.

Equity Purchase Agreement

On July 24, 1015, the Company executed an Equity Purchase Agreement and a Registration Rights Agreement with Kodiak Capital Group, LLC (“Kodiak”) and issued a Promissory Note to Kodiak with a $50,000 face value for services rendered in association with the Equity Purchase Agreement (see Note 5). The Equity Purchase Agreement (which expires July 24, 2016) provides for Kodiak to purchase up to $1,000,000 of the Company’s common stock to be sold at a 30% discount to market. The Company is required to file and have declared effective a Registration Statement with the SEC relating to these shares. The Company initially filed a Registration Statement with the SEC on October 9, 2015 but a Registration Statement has not yet been declared effective.

NOTE 9 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. At November 30, 2015, the Company had negative working capital of $1,051,843 and an accumulated deficit of $1,943,639. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

To date the Company has funded its operations through a combination of loans and sales of common stock. The Company anticipates another net loss for the fiscal year ended May 31, 2016 and with the expected cash requirements for the coming year, there is substantial doubt as to the Company’s ability to continue operations.

The Company is attempting to improve these conditions by way of financial assistance through issuances of notes payable and additional equity and by generating revenues through sales of products and services.

59

MUSIC OF YOUR LIFE, INC.

Notes to the Consolidated Financial Statements

November 30, 2015

(Unaudited)

The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 10 - SUBSEQUENT EVENTS

On December 24, 2015, the Company received $15,000 cash pursuant to a Securities Purchase Agreement with Kodiak Capital Group, LLC (“Kodiak”) dated December 22, 2015 and issued Kodiak a $20,000 12% Convertible Redeemable Note due December 22, 2016. The note bears interest at a rate of 12% per annum, is due December 22, 2016, and is convertible after 180 days at the option of Kodiak into shares of the Company common stock at a Conversion Price equal to 50% of the lowest closing bid price during the 30 trading days prior to the Conversion Date.

60

PROSPECTUS

MUSIC OF YOUR LIFE, INC.

UP TO 16,500,000 SHARES OF

COMMON STOCK

TO BE SOLD BY A CURRENT SECURITY HOLDER

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the issuer have not changed since the date hereof.

Until February 28, 2016 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS FEBRUARY__, 2016

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PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses and Issuance and Distribution

The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, if any) are set forth below. Each item listed is estimated, except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$43.80
Legal fees and expenses	15,000.00
Accounting fees and expenses	5,000.00
Miscellaneous	1,000.00
Total expenses	$21,043.80

Item 14. Indemnification of Directors and Officers

Pursuant to our charter and under the Florida Business Corporation Act, our directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for authorization of illegal dividend payments or stock redemptions under Florida law or any transaction from which a director has derived an improper personal benefit. Our charter provides that we are authorized to provide indemnification of (and advancement of expenses) to directors, officers, employees and agents of the Company (and any other persons to which applicable law permits the Company to provide indemnification) through by-law provisions, agreements with such persons, vote of stockholders or disinterested directors, or otherwise, to the fullest extent permitted by applicable law.

The Company has previously entered into indemnification agreements with each of its current directors and officers. The indemnification agreement indemnifies the indemnitee to the fullest extent permitted by law, including against third-party claims and claims by or in right of the Company or any subsidiary or majority-owned partnership of the Company by reason of that person (including the advancement of expenses subject to certain conditions) (a) being a director, officer employee or agent of the Company, or of any subsidiary or majority-owned partnership of the Company or (b) serving at the request of the Company as a director, officer, employee or agent of another entity. If appropriate, the Company is entitled to assume the defense of the claim with counsel selected by the Company and approved by the indemnitee (which approval may not be unreasonably withheld). Separate counsel employed by the indemnitee will be at his or her own expense unless (1) the employment of separate counsel has been previously authorized by the Company, (2) the indemnitee reasonably concludes there may be a conflict of interest, or (3) the Company has not, in fact, employed counsel to assume the defense of such claim.

Item 15. Recent Sales of Unregistered Securities

On June 2, 2014, the Company issued 200,000 shares of unregistered common stock to an accredited investor in exchange for cash in the amount of $10,000.

On June 12, 2014, the Company issued 200,000 shares of unregistered common stock to an accredited investor in exchange for cash in the amount of $10,000.

On June 20, 2014, the Company issued 200,000 shares of unregistered common stock to an accredited investor in exchange for cash in the amount of $10,000.

On August 15, 2014, the Company issued 350,000 shares of unregistered common stock to an accredited investor in consideration of the investor making a $50,000 loan to the Company.

On August 29, 2014, the Company issued 700,000 shares of unregistered common stock to an accredited investor in exchange for cash in the amount of $35,000.

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On November 6, 2014, the Company issued 300,000 shares of unregistered common stock to an accredited investor in exchange for cash in the amount of $30,000.

On December 9, 2014, the Company issued 3,125,000 shares of unregistered common stock to an accredited investor in exchange for cash in the amount of $50,000.

On January 19, 2015, the Company issued 450,881 shares of unregistered common stock for the conversion of debt in the amount of $65,378.

On January 23, 2015, the Company issued an aggregate of 750,000 shares of unregistered common stock to certain accredited investors in exchange for cash in the aggregate amount of $37,500.

On February 5, 2015, the Company issued 3,125,000 shares of unregistered common stock to an accredited investor in exchange for cash in the amount of $50,000.

On March 9, 2015, the Company issued 500,000 shares of unregistered common stock to an accredited investor in exchange for cash in the amount of $20,000.

On March 20, 2015, the Company issued 300,000 shares of unregistered common stock to an accredited investor in exchange for cash in the amount of $15,000.

On April 22, 2015, the Company issued 500,000 shares of unregistered common stock to an accredited investor in consideration of a $25,000 loan to the Company.

On June 23, 2015, the Company agreed to issue 500,000 shares of common stock to an accredited investor in consideration of the investor making a $25,000 loan to the Company.

On July 21, 2015 the Company issued 1,000,000 shares of common stock for consulting services rendered to the Company which was recorded as consulting fees on the statement of operations in the amount of $33,000.

On July 31, 2015, the Company issued a total of 2,000,000 shares of common stock to two accredited investors in consideration of the investors making two separate $25,000 loans to the Company.

On August 6, 2015, the Company agreed to issue 2,000,000 shares of common stock to an accredited investor in consideration of the investor making a $50,000 loan to the Company.

On August 21 2015, the Company agreed to issue 2,000,000 shares of common stock to an accredited investor in consideration of the investor making a $50,000 loan to the Company.

On November 4, 2015, the Company agreed to issue 500,000 shares of common stock to an accredited investor in consideration of the investor making a $25,000 loan to the Company.

With respect to the transactions noted above. Each of the recipients of securities of the Company was an accredited investor, or is considered by the Company to be a “sophisticated person”, inasmuch as each of them has such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of receiving securities of the Company. No solicitation was made and no underwriting discounts were given or paid in connection with these transactions. The Company believes that the issuance of its securities as described above was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

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Item. 16. Exhibits and Financial Statement Schedules

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Appendix A to Registrant’s Definitive Information Statement on Schedule 14C filed on June 19, 2013).
3.2	Amended and Restated Bylaws of Music of Your Life, Inc.
4.1	Promissory Note dated as of February 21, 2013 issued to Edward Wen
4.2	Amended and Restated Promissory Note dated as of January 4, 2016 issued to Kodiak Capital Group, LLC.
5.1	Opinion of John D. Thomas, P.C.
10.1	Equity Purchase Agreement between the Registrant and Kodiak Capital Group, LLC, dated July 24, 2015 (including exhibits).
10.2	Registration Rights Agreement between the Registrant and Kodiak Capital Group, LLC, dated July 24, 2015 (including exhibits).
13.1	The Registrant’s Annual Report on Form 10-K for the fiscal year ended May 31, 2015 (incorporated by reference to Registrant’s Annual Report on Form 10-K filed on September 15, 2015).
14.1	Code of Ethics for the Registrant.
21.1	Subsidiaries of the Registrant.
23.1	Consent of Michael T. Studer CPA P.C.
23.2	Consent of Pritchett, Siler & Hardy, P.C.

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Item 17. Undertakings

Undertakings of the Registrant

The Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Sec.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 10th day of February, 2016.

MUSIC OF YOUR LIFE, INC.

Dated: February 10, 2016	/s/ Marc Angell
Marc Angell
Principal Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marc Angell	Principal Executive, Principal	February 10, 2016
Marc Angell	Financial Officer, Principal Accounting Officer, and Sole Member of the Board of Directors

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